Exhibit 10.5

** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

Execution Version

GAS GATHERING, PROCESSING AND PURCHASE AGREEMENT

BETWEEN

LILIS ENERGY, INC

AS “SELLER”

and

LUCID ENERGY DELAWARE, LLC

AS “BUYER”

** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

GAS GATHERING, PROCESSING AND PURCHASE AGREEMENT

This Gas Gathering, Processing and Purchase Agreement (this “Agreement”) is made and entered into this 10th day of August, 2017 (the “Effective Date”), by and between Lucid Energy Delaware, LLC, a Delaware limited liability company (“Buyer”), and Lilis Energy, Inc., a Nevada corporation (“Seller”). Buyer and Seller are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

Background:

Seller owns, controls, or may acquire Interests (including oil and gas leases) in certain lands in the Dedicated Acreage (as defined in Exhibit A).

Seller has or contemplates having a supply of Gas from present and future wells located in the Dedicated Acreage and desires to deliver such Gas to Buyer.

Buyer owns and operates, or plans to own and operate, gathering and processing facilities capable of receiving deliveries of Committed Gas (as defined below).

Seller desires that Buyer provide gathering, processing and other services as set forth in this Agreement and to sell Gas to Buyer, and Buyer desires to provide to Seller gathering, processing and other services and to purchase Gas from Seller, all in accordance with the terms and conditions stated in this Agreement.

Agreement:

In consideration of the premises and of the mutual covenants set forth in this Agreement, the Parties agree as follows:

ARTICLE I
GENERAL TERMS AND CONDITIONS

Exhibit A, which is attached to and made a part of this Agreement, contains general terms and conditions that apply to the Parties’ performance under this Agreement. If there is any conflict between the terms and conditions contained in this Agreement and the terms and conditions contained in Exhibit A, then the body of this Agreement will prevail. Unless otherwise defined, capitalized terms used this Agreement will have the meanings assigned to those terms in Exhibit A.

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ARTICLE II
DEDICATION

Article 2.1              Dedication. Beginning on the Effective Date and continuing through the term of this Agreement, subject to the express provisions of this Agreement, Seller does hereby (the “Dedication”): (i) dedicate and commit to deliver all of its Gas produced from, and which is attributable to, well(s) operated by Seller or its Affiliates now or subsequently located on Interests owned by Seller (and its successors and assigns) in the Dedicated Acreage, and (ii) commits to deliver all Gas produced from such wells that is attributable to the interests in such wells owned by working interest, royalty and overriding royalty owners that is not taken “in-kind” by such owners and for which Seller or is Affiliates has the right or obligation to market, for so long as that Gas is not taken “in-kind” by the owners of that Gas (collectively, the “Committed Gas”). If, after the Effective Date, Seller acquires additional Interests located in the Dedicated Acreage, then such Interests shall automatically be subject to this Agreement without any further actions by the Parties; provided, however, if any such Interests or Gas produced from such Interests is subject to a prior written dedication or commitment for gathering, processing or purchase at the time of acquisition, then such Interests or Gas will be excluded from the Dedication (and such Gas will not be subject to this Agreement) until the prior dedication or commitment expires. Upon the expiration or termination of that prior dedication or commitment, such Interests and Gas will automatically be subject to this Agreement without any further actions by the Parties. In addition, Seller shall be entitled to comply with the prior written dedications or commitments for gathering, processing or purchase existing as of the Effective Date and set forth on Exhibit E. If, at any time in the future, Seller (or its successors or assigns) has the right or ability to terminate any prior dedication or commitment covering Interests at no additional cost to Seller, the prior dedication or commitment will be promptly terminated, and upon termination, the Interests subject to the prior dedication or commitment will automatically be subject to this Agreement without any further action by the Parties; provided, however, Seller shall have no obligation to terminate any such prior dedication or commitment to the extent that the Gas subject to such prior dedication or commitment would not constitute Committed Gas hereunder. Seller represents and warrants to Buyer that there are no prior assignments, dedications or commitments covering such Interests assigned and dedicated hereunder or Committed Gas produced therefrom except as set forth on Exhibit E. For the avoidance of doubt, Seller shall not be required to deliver Gas from any well now or subsequently located on the Dedicated Acreage if Seller would be required to install split stream connection facilities or similar facilities to take such Gas in kind from wells operated by an operator other than Seller or its Affiliates, and such Gas shall not be Committed Gas subject to Dedication hereunder. From time to time, and in Seller’s sole discretion, Seller may elect to dedicate and commit hereunder additional Interests located outside of the Dedicated Acreage. Such additional Interests shall only become dedicated and committed hereunder and subject to this Agreement at such time as Seller provides written notice to Buyer of such election; provided, however, such dedication and commitment of the additional Interests shall be subject to the available capacity on the Gathering System. For the avoidance of doubt, any additional Interest dedicated and committed hereunder shall be entitled to the services provided under this Agreement on a Firm basis.

Article 2.2              Sale of Committed Gas. From and after the In-Service Date, subject to Article 4.5, Seller agrees to sell and deliver to Buyer at the Receipt Points all Committed Gas.  From and after the In-Service Date, subject to Article 4.5, Buyer will receive and purchase from Seller at the Receipt Points each Day all Committed Gas delivered by Seller in accordance with this Agreement, on a Firm basis.  If Buyer is unable to receive from Seller at the Receipt Points each Day all Committed Gas delivered by Seller in accordance with this Agreement, Seller shall have the right to find an alternative market and such Committed Gas shall be released from the Dedication as provided in Articles 2.3 and 2.4 below.

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Article 2.3              Temporary Release. Notwithstanding anything herein to the contrary, and in addition to any other remedies that Seller may have under this Agreement, at any time after the In-Service Date when Buyer curtails or is otherwise unable to accept all of Seller’s deliveries of Committed Gas for any reason, and there exists no uncured material breach of this Agreement on the part of the Seller, the volumes affected will be, and are hereby, released from this Agreement for a period of time corresponding with Buyer’s curtailment or inability to otherwise accept Seller’s deliveries, and Seller will be free to dispose of such affected volumes under other arrangements for such period. At such time as receipts and deliveries of Committed Gas are no longer interrupted or curtailed, Buyer may resume receipts of released volumes only upon thirty (30) days’ advance written notice as of the beginning of a month unless otherwise agreed.

Article 2.4              Permanent Release. Notwithstanding anything herein to the contrary, and in addition to any other remedies that Seller may have under this Agreement, at any time after the In-Service Date, Committed Gas dedicated and committed to Buyer under this Agreement shall be permanently released from the Dedication as follows:

(a)               in the event that the Gathering System has insufficient capacity to receive and handle all of the Committed Gas dedicated and committed to Buyer under this Agreement or Buyer is otherwise unable or fails to receive such Committed Gas or fully perform the services under this Agreement and there exists no uncured material breach of this Agreement on the part of the Seller, for a period of at least [**] Days or [**] Days [**] Day period, and such inability is not due to a Force Majeure declared by Buyer, then at Seller’s option and upon written notice to Buyer, Seller shall be granted a permanent release from Dedication to this Agreement of the affected Interests and wells, from which Buyer cannot receive and handle such Committed Gas or perform the services, and all of such Committed Gas produced and producible therefrom. In the event that the Gathering System has insufficient capacity to receive and handle all of the Committed Gas dedicated and committed to Buyer under this Agreement or Buyer is otherwise unable or fails to receive such Committed Gas and/or fully perform the services, and there exists no uncured material breach of this Agreement on the part of the Seller, for a period of at least [**] Days [**] Days [**] Day period and such inability is due to a Force Majeure declared by Buyer, then at Seller’s option and upon written notice to Buyer, Seller shall be granted a permanent release from Dedication to this Agreement of the affected Interests and wells, from which Buyer cannot receive and handle such Committed Gas or perform the services, and all of such Committed Gas produced and producible therefrom;

(b)               at Seller’s option and upon written notice to Buyer, in the event that Seller elects to exercise its rights to a permanent release as provided in Article 6.4; and

(c)               at Seller’s option and upon written notice to Buyer, in the event that Seller elects to exercise its rights to a permanent release as provided in Section VI of Exhibit A.

At the request of Seller, the Parties shall execute a release reasonably acceptable to Seller (which, in the case of a permanent release, shall be in recordable form) reflecting the release of any Receipt Point(s), wells, Interests or Committed Gas released from Dedication hereunder.

Article 2.5              Covenant. So long as this Agreement is in effect, this Agreement will: (i) be a covenant running with the Interests now owned by Seller or hereafter acquired (that become subject to this Agreement) by Seller within the Dedicated Acreage, and (ii) be binding on and enforceable by Buyer and its successors and assigns against Seller and all subsequent owners, successors and assigns of all or any part of such Interests in the Dedicated Acreage. Seller will cause any conveyance by it of all or any Interests (or Committed Gas) in the Dedicated Acreage to be made expressly subject to this Agreement, and to cause such transferee to execute a written instrument in a form reasonably satisfactory to Buyer acknowledging such transferee’s obligations and rights under this Agreement. Notwithstanding the foregoing, Seller shall be permitted to sell, transfer, convey, assign, grant, or otherwise dispose of any Interest in the Dedicated Acreage free of the dedication and commitment hereunder (i) in a transaction in which undeveloped Interests within the Dedicated Acreage are exchanged for other Interests located in the Dedicated Acreage that would become subject to dedication and commitment hereunder, and (ii) in a sale (or a series of sales) of undeveloped Interests within the Dedicated Acreage in which the total net acres sold does not exceed [**] percent ([**]%) of the total net acres dedicated and committed under this Agreement.

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Article 2.6              Memorandum. Contemporaneously with the execution of this Agreement and from time to time during the term of this Agreement, the Parties will execute, acknowledge, deliver and record a “short form” memorandum of this Agreement in the form of Exhibit F attached hereto identifying the Dedicated Acreage and identifying the lands, leases and wells in which Seller and its Affiliates own Interests, which will be placed of record in each county within the Dedicated Acreage.

ARTICLE III
QUANTITY

Article 3.1              Nominations. Seller must provide Buyer written notice that Seller is prepared to flow Committed Gas at least ten (10) Business Days prior to Seller’s estimated date of initial flow, and will include in such notice Seller’s good faith estimate of Daily quantities (stated in both MMBtu and Mcf) of Committed Gas that will be available for sale to Buyer under this Agreement during the initial Month of deliveries. Each Month thereafter, at least ten (10) Business Days before the end of such Month, Seller must estimate the quantities of Committed Gas that will be available for sale to Buyer each Day during the next Month.

Article 3.2              Curtailment. Buyer will use reasonable efforts to provide timely notification to Seller by telephone, with subsequent e-mail notification, of the potential size and duration of any unscheduled capacity disruption.

Article 3.3              Objectionable Material. In order to ensure that the Gathering System is kept free of water, liquids and solids that could impede free flow of Gas, Buyer may collect or remove from the Gas in the Gathering System any water, liquids or solids which could accumulate in the Gathering System, and in that event Buyer will be responsible for disposal of and liable for the water, liquids and solids so collected and removed, and will own them. The quantities of Gas attributable to the water, liquids and solids so collected or removed from Gas will be retained by Buyer and are hereby conveyed and transferred to Buyer by Seller free and clear of all liens, encumbrances and Claims.

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ARTICLE IV
PRICE OF GAS; GAS PURCHASE PAYMENT

Article 4.1              Pricing. The purchase price for Seller’s Residue Gas will be a price per MMBtu of Seller’s Residue Gas equal to that described in Paragraph 1 of Exhibit B. The purchase price for Seller’s Plant Products will be a price per gallon of Seller’s Plant Products equal to that described in Paragraph 2(f) of Exhibit B.

Article 4.2              Gas Purchase Payment. Buyer’s monthly payment for the purchase of Seller’s Residue Gas and Plant Products will equal the price per MMBtu determined in accordance with Article 4.1 above, multiplied by Seller’s Residue Gas (determined in accordance with Exhibit B) plus the price per gallon determined in accordance with Article 4.1 above, multiplied by Seller’s Plant Products for each component as determined in accordance with Paragraph 2(c) of Exhibit B (the “Gas Purchase Payment”). The Gas Purchase Payment will be reduced by the following, if applicable: (i) the H2S Treating Fee; (ii) the CO2 Treating Fee; (iii) the Processing Fee; (iv) the Inlet Compression Fee; (v) the Electric Power Fee; (vi) the Gathering Fee; (vii) the Maintenance and Meter Fee and (viii) the Nitrogen Fee.

Article 4.3              Low Volume at Receipt Points. If the average Daily quantity of Committed Gas delivered by Seller at a Receipt Point over any calendar Month is less than [**] MMBtu per Day for any reason (other than Force Majeure or Buyer’s unexcused failure to accept deliveries from Seller), then Buyer will charge Seller a “Maintenance and Meter Fee” of $[**] per Month for each such Receipt Point for administration, maintenance and meter servicing.

Article 4.4              Marketing of Gas. Notwithstanding any other provision in this Agreement to the contrary, Buyer is obligated to sell Seller’s Residue Gas and Seller’s Plant Products but is not obligated to sell Seller’s Residue Gas and Seller’s Plant Products at any particular downstream point or at any particular price, provided however, Buyer shall use commercially reasonable efforts to obtain the best price and terms for the sale of Seller’s Residue Gas and Seller’s Plant Products with unaffiliated third parties.

Article 4.5              Take-In-Kind.

(a)               Residue Gas. For any calendar [**] during the term of this Agreement, Seller will have the right to elect, by providing Buyer written notice thirty (30) Days’ prior to the beginning of the calendar [**], to take Seller’s Residue Gas “in-kind” at the Delivery Point.  For any calendar [**] that Seller elects to take Seller’s Residue Gas “in-kind”, Buyer will not be required to pay the Gas Purchase Payment to Seller for such “in-kind” Residue Gas, Buyer will list on its monthly statement the fees and other charges owed by Seller pursuant to this Agreement for Buyer’s processing of the Gas related to such “in-kind” Residue Gas, and Seller will pay Buyer for any such fees and other charges pursuant to the terms of Section 8.01 of Exhibit A.  Additionally, during any such calendar [**], the “Take In-Kind Terms” set forth in Exhibit G, as well as the applicable Title, Possession and Responsibility provisions of Section IX of Exhibit A, will apply.

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(b)               Plant Products. For any calendar [**] during the term of this Agreement, Seller will have the right to elect, by providing Buyer written notice thirty (30) Days’ prior to the beginning of the calendar [**], to take Seller’s Plant Products “in-kind” at the Plant Products Delivery Point.  For any calendar [**] that Seller elects to take Seller’s Plant Products “in-kind”, Buyer will not be required to pay the Gas Purchase Payment to Seller for such “in-kind” Plant Products, Buyer will list on its monthly statement the fees and other charges owed by Seller pursuant to this Agreement relating to such “in-kind” Plant Products, and Seller will pay Buyer for any such fees and other charges pursuant to the terms of Section 8.01 of Exhibit A.  Additionally, during any such calendar [**] that Seller takes Seller’s Plant Products “in-kind”, the “Take In-Kind Terms” set forth in Exhibit G, as well as the applicable Title, Possession and Responsibility provisions of Section IX of Exhibit A, will apply.

ARTICLE V
FEES; FUEL AND ELECTRICITY

Article 5.1              Seller will pay to Buyer each of the fees and other amounts, as applicable, set forth on Exhibit C, attached hereto, for the gathering and processing of Committed Gas and other services provided under this Agreement. Buyer shall provide dehydration and compression services with respect to Gas delivered by Seller to the Crittendon Field Station HP and Crittendon Field Station LP Receipt Points (the “Crittendon Receipt Points”), subject to the payment of the Inlet Compression Fee. Initially, Gas delivered by Seller to the Prizehog BWZ Receipt Point, Wildhog BWX Receipt Point and the Crittenden North Receipt Point shall be at high pressure (the “PWC Receipt Points”) and shall not require dehydration or compression services or be subject to the Inlet Compression Fee. At any time prior to the beginning of the sixth (6th) Year of the Agreement Seller may elect, by providing ninety (90) Days prior written notice to have any of the PWC Receipt Points converted to a Low Pressure Receipt Point and Exhibit D will be amended to reflect such election by Seller. To the extent Seller elects such option, Buyer shall provide dehydration and compression services with respect to the Gas delivered by Seller to any such Low Pressure Receipt Point(s), subject to the payment of the Inlet Compression Fee.

Article 5.2              System Fuel, Lost and Unaccounted for Gas. Subject to the terms and conditions set forth in this Article 5.2, Buyer will deduct from the volumes of Committed Gas delivered by Seller hereunder, at no cost to Buyer, [**] percent ([**]%) of such Gas in MMBtus delivered by Seller at the Receipt Point(s), which will be attributed to Buyer’s use as (i) Plant Fuel, and (ii) Field Fuel (collectively, “Seller’s Fixed FL&U”). Seller’s Fixed FL&U is comprised of, (a) [**] percent ([**]%) Field Fuel (“Seller’s Fixed Field Fuel”) and (b) [**] percent ([**]%) Plant Fuel (“Seller’s Fixed Plant Fuel”). To the extent Buyer utilizes electric compression to compress Committed Gas, Seller will be responsible, and pay Buyer for, its ratable share of Electrical Power Charges. Notwithstanding anything to the contrary set forth herein, Seller shall not be subject to a deduction for Seller’s Fixed Field Fuel at the High Pressure Receipt Points, and shall only be subject to a deduction for Seller’s Fixed Plant Fuel with respect to the Gas delivered by Seller at the High Pressure Receipt Point(s).

Article 5.3              Adjustment of Fees. On the first anniversary of the first Day of the Month following the Effective Date and on each anniversary date thereafter, each fee set forth in this Agreement will be automatically adjusted, by multiplying the current fee by a fraction, the numerator of which will be the [**], and the denominator of which will be [**]; provided however, no such adjustment to any such fee shall exceed [**] percent ([**]%) for any given Year.  Notwithstanding the above, in no event will any fee set forth in this Agreement be adjusted below the fees listed in Exhibit C.

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ARTICLE VI
RECEIPT AND DELIVERY POINTS

Article 6.1              Receipt Points. Each Receipt Point for Committed Gas delivered by Seller under this Agreement will be at the inlet flange of the measurement facilities located at a mutually agreed point of interconnection between Seller’s facilities and Buyer’s, or its designee’s, Gathering System as further described on Exhibit D attached hereto.

Article 6.2              Delivery Points. Each Delivery Point for Residue Gas delivered by Buyer for its own account under this Agreement will be at the inlet flange of the measurement facilities of each Delivery Point that is set forth on Exhibit D. The foregoing notwithstanding, Buyer may, at its sole discretion, add a Delivery Point to Exhibit D at any time; provided that, any such addition shall not adversely affect the price and terms for the sale of Seller’s Residue Gas and Seller’s Plant Products.

Article 6.3              Plant Products Delivery Points. Each Plant Products Delivery Point for recovered Plant Products delivered by Buyer for its own account under this Agreement will be at the inlet flange of the measurement facilities of each Plant Products Delivery Point that is set forth on Exhibit D. The foregoing notwithstanding, Buyer may, at its sole discretion, add a Plant Products Delivery Point to Exhibit D at any time.

Article 6.4              Receipt Point Connections.

(a)               Completion Deadline. Buyer, at its sole risk, cost and expense, shall construct and connect and shall cause the following Receipt Points, each as more particularly described on Exhibit D, to be installed and fully operational for the receipt of Committed Gas on or before the following dates (each such date, a “Completion Deadline”):

Prizehog BWZ: November 1, 2017;

Wildhog BWX: November 1, 2017;

Crittendon Field Station LP: December 15, 2017;

Crittendon Field Station HP: December 15, 2017; and

Crittendon North: April 1, 2018.

The Prizehog BWZ and Wildhog BWX Receipt Point(s) shall be designed and constructed for capacities ranging from 0 Mcf/day to 10,000 Mcf/Day, and the Crittendon Field Station LP, Crittendon Field Station HP, and Crittendon North Receipt Point(s) shall be designed and constructed for capacities ranging from 0 Mcf/Day to 50,000 Mcf/day. Such Receipt Point(s) shall be expanded from time to time as necessary for Buyer to receive all of Committed Gas delivered by Seller.

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(b)               Force Majeure Delay. To the extent the delay in causing any Receipt Point completion to occur by the respective Completion Deadline is due to a properly noticed Force Majeure event, then for each Day of the Force Majeure event, Buyer shall have one additional Day within which to cause any such Receipt Point completion to occur, and such Completion Deadline shall be extended accordingly.

(c)               Receipt Point Completion Delays.

(i)       If Buyer fails to cause any Receipt Point completion to occur on or before the respective Completion Deadline, but Buyer causes such Receipt Point completion to occur on or before the [**] Day after such Completion Deadline, then for a period equal to [**] times the number of Days after such Completion Deadline until Buyer causes such Receipt Point completion to occur, the fee(s) payable by Seller set forth on Exhibit C shall be reduced by [**]% for such Receipt Point.

(ii)       If Buyer fails to cause any Receipt Point completion to occur on or before the [**] Day after the respective Completion Deadline, then for a period equal to [**] times the number of Days after such Completion Deadline until Buyer causes such Receipt Point completion to occur, the fee(s) payable by Seller set forth on Exhibit C shall be reduced by [**]% for such Receipt Point.

(iii)       Without limiting Seller’s rights above, if Buyer fails to cause the Receipt Point completion for any such Receipt Point to occur on or before the [**] Day after the respective Completion Deadline, then Seller may elect to permanently release from the Dedication any such Receipt Point, the affected Interests and all existing and future wells that would have otherwise been delivered to such Receipt Point, and all of such Committed Gas produced or producible therefrom. Prior to Seller’s election to permanently release under this Article 6.4(c)(iii), Seller must provide Buyer reasonable documentation evidencing the Receipt Point, the affected Interests and all existing and future wells that would have been delivered to such Receipt Point. Seller’s right to permanent release pursuant to this Article 6.4(c)(iii) shall expire when the Receipt Point completion for each such Receipt Point has occurred.

ARTICLE VII
TERM

This Agreement is effective as of the Effective Date, and, unless terminated earlier in accordance with any express provision of this Agreement, will remain in full force and effect for a primary term of ten (10) Years following the Effective Date and, unless terminated by either Party upon at least ninety Days’ written notice prior to the end of such primary term, will continue year to year until ninety (90) Days’ written notice is provided by a Party prior to the end of any term extension. Termination will be effective on the last Day of the primary term or yearly term extension, whichever is applicable. Upon final termination under this Article VII, the Dedication hereunder shall terminate.

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ARTICLE VIII
NOTICES

Article 8.1              Notices. Any notice, request, demand, statement, payment or bill provided for in this Agreement, or any notice which a Party may desire to give to the other, must be in writing and will be deemed duly made when (a) delivered personally, (b) three business days following deposit with the U.S. Postal Service, certified mail with return receipt and prepaid postage, (c) one business day following delivery to a recognized overnight courier service with prepaid postage, or (d) the same day if emailed, telefaxed or wired to the other Party at the following address:

BUYER:	Notices & Correspondence:
Lucid Energy Delaware, LLC
3100 McKinnon St., #800
Dallas, Texas 75201
	Attention:	Contract Administration
	Telephone:	214-420-4950
	Facsimile:	214-420-4949
	Email:	Contract.Admin@lucid-energy.com

Billing:
Lucid Energy Delaware, LLC
3100 McKinnon St., #800
Dallas, Texas 75201
Attention: Accounting
	Telephone:	214-420-4950
	Facsimile:	214-420-4949
	Email:	ap@lucid-energy.com

Payments By Wire:
[**]
	Account Name:	[**]
	Account Number:	[**]
	ABA:	[**]

SELLER:	Notices & Correspondence:
Lilis Energy, Inc.
300 E. Sonterra Blvd, Suite 1220
San Antonio, TX 78258
Attention: Accounting and Operations
Telephone: 210-999-5400
Facsimile 210-999-5401

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Billing:
Lilis Energy, Inc.
300 E. Sonterra Blvd, Suite 1220
San Antonio, TX 78258
Attention: Patrick Tumer
Telephone: 817-502-1635
Facsimile: 210-999-5401
Email: AP@Lilisenergy.com

Payments By Wire:
Bank Name: [**]
Account Name: [**]
Account Number: [**]
ABA: [**]

Article 8.2              Change of Address. Either Party may change one or more of its addresses or accounts by giving written notice to the other Party in any manner provided above.

[End of Page. Signatures to Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate originals by their duly authorized officers effective as of the Effective Date.

SELLER:		BUYER:

LILIS ENERGY, INC.		LUCID ENERGY DELAWARE, LLC

By:	/s/ Jim Linville	By:	/s/ B. Scott Brown

Name:	Jim Linville	Name:	B. Scott Brown

Title:	Chief Executive Officer	Title:	Executive Vice President and CCO

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EXHIBIT A

to

GAS GATHERING, PROCESSING AND PURCHASE AGREEMENT

dated as of August __, 2017

between

LUCID ENERGY DELAWARE, LLC

(Buyer)

and

LILIS ENERGY, INC.

(Seller)

GENERAL TERMS AND CONDITIONS

Section I
Definitions

Section 1.01        Definitions. Unless another definition is expressly stated or the context requires otherwise, the following terms, when used in this Agreement to which this Exhibit A is attached and all other exhibits and attachments to this Agreement, are intended to and will have the following meanings:

(a)               “Agreement” is defined in the Preamble.

(b)               “Affiliate” means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term “control” (including its derivatives and similar terms) means possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person will be deemed to be an Affiliate of any specified Person if such Person owns fifty percent or more of the voting securities of the specified Person, if the specified Person owns fifty percent or more of the voting securities of such Person, or if fifty percent or more of the voting securities of the specified Person and such Person are under common control.

(c)               “Annual Prime Rate” shall mean the fluctuating per annum lending rate of interest from time to time published in The Wall Street Journal (New York edition) as the Prime Rate.

(d)               “Base Quantity” shall mean the average daily quantity of Committed Gas for the twelve (12) months prior to Seller’s election in Section 2.06.

(e)               “Btu” means a “British Thermal Unit,” which is the amount of heat required to raise the temperature of one avoirdupois pound of pure water from 58.5° Fahrenheit to 59.5° Fahrenheit at a constant pressure of 14.65 pounds per square inch absolute.

(f)                “Business Day” means a calendar day other than a Saturday, Sunday or other Day that federal banks are authorized or required to close.

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(g)               “Buyer” means Lucid Energy Delaware, LLC, a Delaware limited liability company.

(h)               “Claims” means any and all actions, claims, costs (including costs of investigation, litigation, and court costs), damages, demands, fines, interest, judgments, liabilities (INCLUDING STRICT LIABILITY), losses, penalties, proceedings, suits (including appeal), and expenses (including reasonable attorney’s fees and expert fees).

(i)                 “CO2 Treating Fee” is defined in Exhibit C.

(j)                 “Committed Gas” is defined in Article 2.1.

(k)               “Commitment Period” shall mean the period starting on the first day of the Month following Seller’s election in Section 2.06 until the termination of this Agreement.

(l)                 “Cubic Foot” means a volume of Gas occupying a space of one cubic foot at a temperature of 60° Fahrenheit at 14.65 pounds per square inch absolute.

(m)             “Day” (or “Daily”) means a period beginning at 9:00 a.m., Central time, on one calendar day and ending at 9:00 a.m., Central time, on the following calendar day.

(n)               “Dedicated Acreage” means all lands described on Exhibit E.

(o)               “Dedication” is defined in Article 2.1.

(p)               “Delivery Points” is defined in Article 6.2.

(q)               “Effective Date” is defined in the Preamble.

(r)                “Electrical Power Charges” means the actual cost to Buyer for the electrical power consumed in the operation of gathering, compression, processing or treating equipment used to gather, compress, process or treat the Committed Gas under this Agreement.

(s)                “Field Fuel” means the quantity of Gas or other hydrocarbons used or consumed as gathering, compression, treating, dehydration or other fuel on the Gathering System upstream of the Processing Plant(s) and at points upstream of the Receipt Point(s) to the extent allocated to Seller by Buyer with respect to the delivery by Seller of Gas at the Receipt Point(s), in order to deliver Gas to the Processing Plant(s) or in the services performed hereunder, or used or consumed as flared, lost, unaccounted for Gas or otherwise used or consumed in the operation on such portions of the Gathering System.

(t)                 “Firm” means that level of service that has the highest priority call for Similarly Situated Shippers on capacity of all or any relevant portion of the Gathering System, which service shall not be subject to interruption or curtailment except for a Permitted Curtailment.

(u)               “Force Majeure” is defined in Section 11.02 of this Exhibit A.

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(v)               “Gas” means natural gas or any mixture of hydrocarbon gases or of hydrocarbon gases and noncombustible gases, consisting predominantly of methane.

(w)             “Gas Purchase Payment” is defined in Article 4.2.

(x)               “Gathering Fee” is defined in Exhibit C.

(y)               “Gathering System” means Buyer’s gathering facilities, related compression, dehydration, treating, processing and other facilities, acquired or constructed by Buyer, that are utilized in conjunction with receiving, gathering, processing and purchasing Seller’s Committed Gas from Receipt Points on Buyer’s gathering facilities and delivering Residue Gas and Plant Products out of Buyer’s gathering facilities to the Delivery Points and Plant Products Delivery Points for sale, including the Processing Plant(s).

(z)               “GPM” is defined in Exhibit B.

(aa)            “Gross Heating Value” means the number of Btus produced by the complete combustion, at constant pressure, of the amount of dry Gas which would occupy a volume of one Cubic Foot at a temperature of 60° Fahrenheit and at a pressure equivalent to 14.65 pounds per square inch absolute, under standard gravitational force (acceleration 980.665 centimeters per second per second), with air of the same temperature and pressure as the Gas when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state. The Gross Heating Value so determined will be expressed on a real instead of ideal basis, and corrected to adjust for the water vapor content at the pressure and temperature of the Gas delivered, expressed in Btu per Cubic Foot and reported at a pressure base of 14.65 pounds per square inch absolute; provided, however, if the water vapor content of the Gas delivered is seven pounds or less per one million Cubic Feet, the Gas will be deemed to be dry.

(bb)           “H2S Treating Fee” is defined in Exhibit C.

(cc)            “High Pressure Receipt Points” is defined in Exhibit D.

(dd)           “Impaired Party” is defined in Section 8.04 of this Exhibit A.

(ee)            “Inlet Compression Fee” is defined in Exhibit C.

(ff)              “Insecure Party” is defined in Section 8.04 of this Exhibit A.

(gg)           “In-Service Date” is the first day of the Month following the Day of initial flow of Seller’s Committed Gas at the first Receipt Point to receive Committed Gas.

(hh)           “Interests” means any right, title or interest in lands (including pursuant to oil and gas leases) and any right to produce oil and/or Gas therefrom whether arising from fee ownership, working interest ownership, mineral ownership, leasehold ownership, or arising from any pooling, unitization, or communitization of any of those rights.

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(ii)              “Interruptible” means all obligations of Buyer to receive, gather and process Gas, that are designated as such, as to which Buyer may interrupt its performance for any or no reason.

(jj)              “Low Pressure Receipt Points” is defined in Exhibit D.

(kk)           “Maintenance” is defined in Section 2.02 of this Exhibit A.

(ll)              “Maintenance and Meter Fee” is defined in Article 4.3.

(mm)      “Mcf” means one thousand Cubic Feet.

(nn)           “MMBtu” means one million Btu.

(oo)           “Month” means the period beginning at 9:00 a.m., Central time, on the first Day of a calendar month and ending at 9:00 a.m., Central time, on the first Day of the succeeding calendar month.

(pp)           “Nitrogen Fee” is defined in Section 5.03 of this Exhibit A.

(qq)           “Non-Conforming Gas” is defined in Section 5.06 of this Exhibit A.

(rr)              “Party” or “Parties” is defined in the Preamble.

(ss)             “Permitted Curtailment” means a curtailment and/or interruption of services on the Gathering System attributable to a Force Majeure declared by Buyer, Maintenance, or because such curtailment and/or interruption is necessary to avoid injury or harm to Persons or property, to the environment, or to the integrity of Buyer’s System for a reason outside of Buyer’s control.

(tt)              “Person” means any individual, firm, corporation, trust, partnership, limited liability company, association, joint venture, other business enterprise or governmental authority.

(uu)           “Plant Fuel” is defined in Exhibit B.

(vv)           “Plant Products” is defined in Exhibit B.

(ww)       “Plant Products Delivery Point” is defined in Article 6.3.

(xx)           “Processing Plant(s)” means the Red Hills I, Red Hills II, Palo Duro or any other cryogenic or refrigeration plant and associated equipment that Buyer may install on the Gathering System.

(yy)           “Receipt Points” is defined in Article 6.1.

(zz)            “Potential Gallons” is defined in Exhibit B.

(aaa)        “Qualified Institution” means (i) the U.S. office of a commercial bank or trust company (that is not an Affiliate of either Party) organized under the laws of the United States (or any state or a political subdivision thereof), or (ii) the U.S. branch of a foreign bank (that is not an Affiliate of either Party), in each case having assets of at least ten billion dollars ($10,000,000,000), and having credit ratings of at least "A-" by Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (or its successor) or at least "A3" by Moody's Investors Service, Inc.(or its successor).

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(bbb)       “Residue Gas” is defined in Exhibit B.

(ccc)        “Seller” means Lilis Energy, Inc., a Nevada corporation.

(ddd)       “Seller’s Fixed Field Fuel” is defined in Article 5.2.

(eee)        “Seller’s Fixed FL&U” is defined in Article 5.2.

(fff)           “Seller’s Fixed Plant Fuel is defined in Article 5.2.

(ggg)       “Shrinkage” is defined in Exhibit B.

(hhh)       “Similarly Situated Shipper” means any other shipper of Buyer that has contracted for gathering and/or processing services with Buyer pursuant to an acreage and/or lease dedication with financial commitments tied to minimum volumes of Gas less than [**] Mcf/day.

(iii)            “Taxes” means all taxes, assessments, allowances, charges or costs imposed by any law, rule, regulations or other government authority or paid or incurred by Buyer in response to, or to comply with, any law, rule or regulation or other government authority, including to comply with any emissions limitations (which costs include the costs of any allowances that are required to be purchased by or on behalf of Buyer to comply with such emissions limitations).

(jjj)            “Weighted Average Sales Price” for Residue Gas means the price obtained each Month by dividing the market sales proceeds obtained under arms-length transactions with unaffiliated third parties without marketing fees at the various Delivery Points by the total MMBtu quantities of Residue Gas owned or controlled by Buyer and sold at the various Delivery Points.

(kkk)       “Year” means a period of 365 consecutive Days, provided that any calendar year containing the date of February 29 will consist of 366 consecutive Days.

Section 1.02          Interpretation.

(a)               All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

(b)               Titles appearing at the beginning of any of such subdivisions are for convenience only and will not constitute part of such subdivisions and will be disregarded in construing the language contained in such subdivisions.

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(c)               The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(d)               Words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender.

(e)               Examples will not be construed to limit, expressly or by implication, the matter they illustrate.

(f)                Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection will be construed to authorize such renewal, extension, modification, amendment or restatement.

(g)               The word “or” is not intended to be exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

(h)               No consideration will be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

Section II.
Field Equipment

Section 2.01        Seller’s Equipment; Gathering System.

(a)               Seller agrees to furnish, install and maintain all equipment upstream of the Receipt Point(s) necessary for the proper, safe and efficient operation and maintenance of Seller’s wells and to enable it to make delivery of Committed Gas in accordance with this Agreement.  This equipment must include valves and fittings necessary to permit Buyer to make its connections at the Receipt Points that will permit Seller to regulate deliveries from its wells according to Buyer’s requirements, including equipment that may be necessary to prevent freezing during the varying deliveries from the wells.  Seller agrees to install pressure control equipment at its wellhead or other appropriate location. Seller must furnish any information reasonably requested by Buyer regarding Seller’s well equipment or any of its delivery lines for the purpose of Buyer providing the services hereunder. Seller will operate its wells in a good and workmanlike manner.

(b)               Buyer shall, at its sole risk, cost and expense, design, construct, maintain and operate the Gathering System, including any and all facilities required to connect each Receipt Point to the Gathering System, as necessary to perform the services and all its obligations under this Agreement in a good and workmanlike manner in accordance with standards customary in the industry. Buyer will design and shall expand, and may add or remove components of the Gathering System, as it determines to be best in its capacity as a prudent operator, provided that such design and structure are consistent with the full performance of Buyer’s obligations and Services hereunder. Buyer shall use best efforts (including, but not limited to, the exercise of any eminent domain rights) to obtain all servitudes, right-of-way grants, permits, permissions or licenses from any Person (other than a governmental authority, whether federal, state, local, tribal or any other political subdivision) to enable Buyer to perform the services and all of its obligations under this Agreement. Except for the service fees set forth on Exhibit C or as otherwise expressly provided in this Agreement, Seller shall have no responsibility for the cost of the Buyer’s System or any facilities constructed or to be constructed by Buyer.

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Section 2.02        Operational Control. Buyer will be entitled to full and complete operational control of its facilities and will be entitled to schedule deliveries and to operate and reconfigure its facilities in a manner which, in Buyer’s reasonable business judgment, is consistent with its obligations under this Agreement. Buyer will be entitled, without liability, to interrupt its performance under this Agreement to perform necessary or desirable inspections, maintenance, testing, alterations, modifications, expansions, connections, repairs or replacements to its facilities as Buyer deems necessary in its sole good faith discretion (“Maintenance”), with reasonable notice provided to Seller, except in cases of emergency where such notice is impracticable or in cases where the operations of Seller are not expected to be affected. Buyer will exercise reasonable diligence to schedule routine repairs and maintenance so as to minimize disruption of service hereunder. Buyer will schedule and provide reasonable prior notice (but, in any event, no less than 15 days’ prior notice) to Seller in advance of any plant turnarounds, shut downs associated with tie-ins of new processing or fractionation trains or other major maintenance. In all cases, Buyer will provide reasonable prior notice (but, in any event, no less than 15 days’ prior notice) to Seller prior to the commencement of any planned maintenance or repairs that would cause an interruption or curtailment of service hereunder. Written notice with reasonably full particulars of the event or occurrence, as well as Buyer’s plans for addressing the reason for the interruption or curtailment, is required within a reasonable time prior to the commencement of the event or occurrence (but, in any event, no less than 15 days’ prior notice). In situations reasonably perceived by Buyer to be emergencies, Buyer shall use commercially reasonable efforts to provide reasonable prior notice to Seller of such repairs or maintenance.

Section 2.03        No Processing. Seller will not and will not permit others to strip liquid hydrocarbons in the field or elsewhere from the Committed Gas to be delivered under this Agreement other than by usual separation methods.

Section 2.04        Commingling. Buyer shall be entitled to commingle the Committed Gas with other Gas delivered to the Gathering System from other shippers; provided, however, any such commingling of the Committed Gas shall not adversely affect the quality of such Committed Gas or merchantability of such Committed Gas, or limit or reduce Buyer’s redelivery obligations hereunder with respect to such Committed Gas.

Section 2.05        [**]. If it becomes [**], then [**]and [**]provided, however, [**].

Section 2.06        [**]. At any time within the [**]. If such [**]percent ([**]%) of the [**] or [**].

Section 2.07        Reduced Fees for Curtailment. Notwithstanding anything to the contrary set forth herein, without limiting any other remedies available to Seller, including temporary or permanent releases, in the event that receipts of Committed Gas are curtailed in whole or part or services hereunder are curtailed for any reason other than a Permitted Curtailment (including as a result of Buyer’s failure to maintain pressures pursuant to Section VI of this Exhibit A), for a period of at least [**] Days [**] Days [**] Day period, then for a period equal to [**] times the number of Days of curtailment, the fee(s) payable by Seller set forth on Exhibit C shall be reduced by [**]% at the affected Receipt Point(s).

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Section 2.08        Excessive Downtime. Notwithstanding anything to the contrary set forth herein, without limiting any other remedies available to Seller, including temporary or permanent releases, commencing on the first day of the In-Service Date, in the event that during any [**] Month period, the downtime period (excluding any downtime attributable to Force Majeure or emergency conditions existing on the Gathering System) for all or any portion of Gathering System when receipts of Committed Gas are curtailed in whole or part or services hereunder are curtailed during such [**] Month period is in excess of [**] percent ([**]%), then the fee(s) payable by Seller set forth on Exhibit C shall be reduced by [**]% for the [**] Month period immediately following.

Section III.
Measuring Equipment and Testing

Section 3.01        Measuring Equipment. Buyer, or its designee, will maintain and operate at its own expense the measuring stations at the Receipt Points through which Committed Gas delivered to Buyer will be measured. Seller may install, maintain and operate, at its own expense, such check measuring equipment as desired by Seller; provided, that such equipment must be installed so as not to interfere with the operation of Buyer’s, or its designee’s, measuring equipment. Further, Buyer shall provide Seller with real-time access to all SCADA, measurement, pressure and other measurement data with respect to Committed Gas delivered to Buyer and generated by equipment at the Receipt Point(s) through which Committed Gas is measured.

Section 3.02        Measurement Standards. The measuring equipment will be constructed, installed and operated, and have computations for Gas measurement performed in accordance with the following standards, depending on the type of meters used:

(a)               Orifice Meters - in accordance with ANSI/API 14.3.2 (American Gas Association Report No. 3), Orifice Metering of Natural Gas and Other Hydrocarbon Fluids, Fourth Edition, dated April 2000, and any subsequent amendments, revisions or modifications thereof, and will include the use of flange connections. Should Gas pulsation problems occur upstream of the Receipt Point meter, Seller will promptly take all actions necessary to mitigate such pulsation upstream of the Receipt Point meter.

(b)               Positive Displacement Meters - in accordance with the American Gas Association Measurement Committee Report No. 6 (American Gas Association Report No. 6) dated January 1971, and any subsequent amendments, revisions or modifications thereof.

(c)               Turbine Meters - in accordance with the American Gas Association Measurement Committee Report No. 7 (American Gas Association Report No. 7), First Revision, dated November 1984, and any subsequent amendments, revisions or modifications thereof.

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(d)               Electronic Transducers and Flow Computers (solar and otherwise) - in accordance with the applicable American Gas Association standards, including but not limited to American Gas Association Measurement Committee Report Nos. 3, 5, 7 and any subsequent amendments, revisions, or modifications thereof.

(e)               Ultrasonic Meters - in accordance with the American Gas Association Measurement Committee Report No. 9 (American Gas Association Report No. 9), dated June 1998, and any subsequent amendments, revisions or modifications thereof.

Notwithstanding anything contained in this Section 3.02 to the contrary, Buyer, or its designee, will not be required to replace or make any alterations to its existing measuring equipment as a result of any subsequent amendments, revisions or modifications of the American Gas Association Reports cited in Subparagraphs (a) through (e) of this Section 3.02.

Section 3.03        Seller’s Representative and Right to Verify. Buyer will give reasonable notice to Seller in order that Seller may have a representative present to observe any cleaning, changing, repairing, inspecting, testing, calibrating, or adjusting of Buyer’s measuring equipment at the Receipt Points. The official recordings from the measuring equipment are the property of Buyer or its designee. Within two weeks of a request from Seller, Buyer or its designee will submit its meter records, together with calculations therefrom, to Seller for inspection and verification.

Section 3.04        Meter Calibration and Adjustment. The accuracy of measuring equipment will be verified by Buyer, or its designee, and, if requested, in the presence of a representative of Seller.  Buyer will provide Seller reasonable notice prior to any meter testing so that Seller may have a representative present during such testing. Buyer or its designee will verify the accuracy of such equipment once every three Months unless Seller requests a special test as described below; provided, however, that when Daily deliveries average [**] Mcf per day or less during any Month, then the accuracy will be verified once every six Months and when daily deliveries of Gas at any Receipt Point average [**] Mcf per Day or greater during any Month, the accuracy of the measuring equipment at such Receipt Point will be verified once every Month.  If, upon any test, the measuring equipment is found to be inaccurate by [**]% or less, previous readings of such equipment will be considered correct in computing the deliveries of Committed Gas, but such equipment will immediately be adjusted to record accurately.  If, upon any test, the measuring equipment is found to be inaccurate by more than [**]% of the average flow rate since the last test, then any previous recordings of such equipment will be corrected for any period which is known definitely or agreed upon in accordance with the procedure set forth in Paragraph (e) of this Section III.  If such period is not known or agreed upon, such correction will be made for a period covering one-half of the time elapsed since the date of the latest test.  If Seller desires a special test of any measuring equipment, at least 72 hours advance notice will be given to Buyer or its designee by Seller, and both Parties will cooperate to secure a prompt test of the accuracy of such equipment.  If the measuring equipment so tested is found to be inaccurate by [**]% or less, Buyer or its designee will have the right to bill Seller for the costs incurred due to such special test, including any labor and transportation costs, and Seller will pay such costs promptly upon invoice therefor.

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Section 3.05        Meter Out of Service or Repair. If, for any reason, any measurement equipment is out of adjustment, out of service, or out of repair and the total calculated hourly flow rate through each meter run is found to be in error by an amount of the magnitude described in Section 3.04, the total quantity of Gas delivered will be redetermined in accordance with the first of the following methods which is feasible:

(a)               By using the registration of any check meters, if installed and accurately registering (subject to testing as described in Section 3.04); or

(b)               Where parallel multiple meter runs exist, by calculation using the registration of such parallel meter runs; provided that they are measuring Gas from upstream headers in common with the faulty metering equipment, are not controlled by separate regulators, and are accurately registering; or

(c)               By correcting the error by rereading of the official meter data, or by straight forward application of a correcting factor to the quantities recorded for the period (if the net percentage of error is ascertainable by calibration, tests or mathematical calculation); or

(d)               By estimating the quantity, based upon deliveries made during periods of similar conditions when the meter was registering accurately.

Section 3.06        Preservation of Records. Buyer or its designee will retain and preserve for a period of at least two Years all test data and other similar records.

Section 3.07        Right to Shut-Off. In the event of an emergency, or the failure of Seller to regulate the deliveries of Gas at the times requested by Buyer, Buyer will have the right to shut-off the flow of Seller’s Gas at the Receipt Points, and Buyer will not be liable to Seller for any damage that may result to Seller’s equipment, facilities or wells as a result. Buyer agrees to notify Seller as soon as reasonably practicable if it becomes necessary to take the foregoing action.

Section IV.
Measurement Specifications

The measurements of the quantity and quality of all Gas delivered at the Receipt Points will be conducted in accordance with the following:

Section 4.01        The unit of volume for measurement will be one Cubic Foot. Such measured volumes will be multiplied by their Gross Heating Value and divided by 1,000,000 to determine MMBtu delivered hereunder.

Section 4.02        The temperature of the Gas will be determined by a recording thermometer installed so that it may record the temperature of the Gas flowing through the meters, or such other means of recording temperature as may be mutually agreed upon by the Parties. The average of the record to the nearest 1° Fahrenheit, obtained while Gas is being delivered, will be the applicable flowing Gas temperature for the period under consideration.

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Section 4.03        The specific gravity of the Gas will be determined by a recording gravitometer or chromatographic device installed and located at a suitable point to record representative specific gravity of the Gas being metered or, at Buyer’s or its designee’s option, by continuous sampling using standard type methods.  If a recording gravitometer or chromatographic device is used, the gravity to the nearest one-thousandth obtained while Gas is being delivered will be the specific gravity of the Gas used for the recording period. The gravity to the nearest one-thousandth will be determined monthly from the continuous Gas analysis.  The result should be applied during such Month for the determination of Gas volumes delivered.

Section 4.04        Adjustments to measured Gas volumes for the effects of supercompressibility will be made in accordance with accepted American Gas Association standards. Buyer or its designee will obtain appropriate carbon dioxide and nitrogen mole fraction values for the Gas delivered as may be required to compute such adjustments in accordance with standard testing procedures. At Buyer’s or its designee’s option, equations for the calculation of supercompressibility may be taken from either the American Gas Association Manual for the Determination of Supercompressibility Factors for Natural Gas, dated December, 1962 (also known as the “NX-19 Manual”) or American Gas Association Report No. 8, dated December 1985, Compressibility and Supercompressibility for Natural Gas and Other Hydrocarbon Gases, latest revision.

Section 4.05        For purposes of measurement and meter calibration, the atmospheric pressure for each of the Receipt Points will be assumed to be the pressure determined by Buyer and Seller, or their respective designee, for the elevation at which such point is located pursuant to generally accepted industry practices, irrespective of the actual atmospheric pressure at such points from time to time.

Section 4.06        The Gross Heating Value of the Gas delivered at the Receipt Points will be determined from the samples obtained in the continuous sampling as provided in Section 4.03.

Section 4.07        Other tests to determine water content, sulfur, and other impurities in the Gas will be conducted whenever requested by either Party and will be conducted in accordance with standard industry testing procedures. When requested by Seller to perform such tests, Buyer or its designee will bear the cost of such tests only in the event the Gas tested is determined not to be within the quality specification set forth below. If the Gas is within such quality specification, then Seller will bear the cost of such tests.

Section 4.08        New Measurement Techniques. If, at any time during the term of this Agreement a new method or technique is developed with respect to Gas measurement or the determination of the factors used in such Gas measurement, then such new method or technique may, at Buyer’s reasonable discretion, be substituted for the method set forth in this Section 4 when such methods or techniques are in accordance with the currently accepted standards of the American Gas Association and are reasonably expected to provide no less accurate and verifiable bases of measurement.

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Section V.
Quality

Section 5.01        Quality Specifications. All Committed Gas delivered by Seller to Buyer at the Receipt Points must conform to the following specifications:

(a)               Hydrogen Sulfide: Subject to the provisions of subparagraph (g) below, the Committed Gas must not contain more than [**] of hydrogen sulfide per 100 Cubic Feet of Gas as determined by quantitative tests.

(b)               Total Sulfur: Subject to the provisions of subparagraph (g) below, the Committed Gas must not contain more than [**] of total sulfur per 100 Cubic Feet of Gas as determined by quantitative tests.

(c)               Temperature: The Committed Gas must not have a temperature less than [**] Fahrenheit or more than [**] Fahrenheit.

(d)               Carbon Dioxide: Subject to the provisions of subparagraph (g) below, the Committed Gas must not contain an amount of carbon dioxide in excess of [**]% by volume of carbon dioxide at the Receipt Points.

(e)               Oxygen: The Committed Gas must contain no oxygen.

(f)                Nitrogen: Subject to the provisions of subparagraph (g) below, the Committed Gas must not contain an amount of nitrogen in excess of [**]% by volume of nitrogen at the Receipt Points.

(g)               Nonhydrocarbons: Notwithstanding the foregoing provisions of this Section 5 to the contrary, the Committed Gas must not contain an amount of non-hydrocarbons in excess of such amount that, after processing the Committed Gas, results in Residue Gas attributable to Seller containing more than [**] mole % total non-hydrocarbons. Non-hydrocarbons will include, but not be limited to, hydrogen sulfide, sulfur, carbon dioxide, oxygen, helium and nitrogen.

(h)               Objectionable Liquids and Solids and Dilution: The Committed Gas must be free of objectionable liquids and solids, and must be commercially free from dust, gums, gum-forming constituents, and other liquids or solid matter which might become separated from the Gas in the course of transportation through pipelines.

(i)                 Gross Heating Value: The Committed Gas must not have a gross heating value less than 950 Btu per Cubic Foot of Gas.

(j)                 Mercaptan Sulfur: Subject to the provisions of subparagraph (g) above, the Committed Gas must not contain more than [**] of mercaptan sulfur per 100 Cubic Feet of Gas as determined by quantitative tests.

(k)               Water Vapor: The Gas must not contain more than [**] pounds of water vapor per MMcf.

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Section 5.02        Additional Quality Specifications. Buyer’s downstream transporters may notify Buyer of different or additional quality specifications required for the operation of transporter’s pipeline. Buyer will notify Seller of any such different or additional specifications as soon as reasonably practicable after being notified by any such downstream transporters. If the Committed Gas delivered by Seller should fail to meet any of the quality specifications specified in Section 5.01, then Buyer will notify Seller and Seller will make a diligent effort to correct the situation. Buyer will have the right to refuse to accept such Gas for so long as Seller does not deliver Committed Gas conforming to such specifications, and such Committed Gas not received by Buyer will be automatically released according to Article 2.3 of this Agreement.

Section 5.03        Treating; Dehydration; Nitrogen Rejection. If Committed Gas delivered contains carbon dioxide in excess of that specified in this Section V, Seller agrees to pay Buyer the CO2 Treating Fee. If Committed Gas delivered contains hydrogen sulfide in excess of that specified in this Section V, Seller agrees to pay Buyer the H2S Treating Fee. If Committed Gas delivered contains nitrogen in excess of that specified in this Section V, Seller agrees to pay Buyer a nitrogen fee per Mcf of Committed Gas received by Buyer at the Receipt Points specified in Exhibit C (the “Nitrogen Fee”). Dehydration for the Low Pressure Receipt Points and the Crittendon Field Station HP Receipt Point will be the responsibility of Buyer to insure all Gas complies with Section 5.01, (k) above. Seller, at Seller’s cost and expense, will dehydrate all Committed Gas delivered to the PWC Receipt Points. Seller will not be charged a dehydration fee with respect to any dehydration services performed by Buyer.

Section 5.04        Processing. Buyer shall process or have processed the Committed Gas delivered by Seller at the Receipt Points subject to the terms of Exhibits B and C attached hereto and made a part hereof.

Section 5.05        Electrical Power Charges. In addition to any applicable compression, processing and treating fees, if Buyer installs electrical equipment for any reason, in lieu of installing equipment that can or traditionally is operated through combustion of fuel, then Seller will pay the Electrical Power Charges, prorated on an Mcf basis, incurred by Buyer associated with respective gathering, compression, processing and/or treating of the Committed Gas.

Section 5.06        Seller’s Liability For Delivery of Non-Conforming Gas. If, prior to Buyer’s knowledge, the Committed Gas delivered by Seller or its designee does not comply with the Gas quality specifications set forth in Section 5.01 or Section 5.02 (“Non-Conforming Gas”), then Seller will be responsible for, and will indemnify, defend and hold harmless Buyer against any and all Claims arising from, related to or in any way connected with Seller’s delivery of Non-Conforming Gas upon reasonable proof that damages were due to Seller’s Non-Conforming Gas, except to the extent attributable to the gross negligence or willful misconduct of Buyer, or to the extent such Claims have been waived.  The provisions of this Section 5.06 will not apply if Buyer knowingly accepts Seller’s Non-Conforming Gas, or if Buyer continues to accept such Non-Conforming Gas after a thirty (30) day period following the commencement of deliveries of such Non-Conforming Gas. Notwithstanding anything to the contrary set forth herein, in the event that Buyer either knowingly accepts such Non-Conforming Gas or continues to accept such Off-Specification Receipts for thirty (30) days following the commencement of deliveries of such Non-Conforming Gas, Seller shall not be liable for any Claims or other damages caused by or resulting from such Non-Conforming Gas, and Buyer hereby waives its claims against Seller with respect to any such Claims or damages.

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Section 5.07        Delivery Point Specifications. If Seller delivers Gas to Buyer at the Receipt Points that meets the quality specifications of this Agreement, or with respect to Non-Conforming Gas that Buyer knowingly accepts following the commencement of deliveries of such Non-Conforming Gas, then Buyer shall redeliver Gas and Plant Products that meets the most restrictive quality specifications required from time to time at a Delivery Point or Plant Product Delivery Point by Buyer’s downstream transporters, and Buyer shall be responsible for, and will indemnify, defend and hold harmless Seller, its Affiliates, and their respective subsidiaries, shareholders, members, partners, officers, directors, employees, and agents against any and all Claims or damages caused by or resulting from Buyer’s failure to meet such Delivery Point or Plant Product Delivery Point quality specifications with respect to such Gas and Plant Products re-delivered at any such Delivery Point or Plant Product Delivery Point, except to the extent attributable to the negligence, gross negligence or willful misconduct of any such indemnified party.

Section 5.08        Additives. Seller must notify Buyer in writing at least ten Days in advance of the introduction or injection of any chemicals, corrosive inhibitors, or other additives to well, pipelines or other equipment. Seller must include the name of the manufacturer and trade name of the additive in the notice. Buyer may refuse to accept any Gas containing additives that Buyer believes may have adverse effects to its equipment or operations or to the value of the Committed Gas. Seller must reimburse Buyer for all expenses incurred by Buyer in connection with the introduction of any such additives.

Section VI.
Delivery Pressure

Buyer will endeavor to maintain, under normal operating conditions, all Low Pressure Receipt Point pressures at approximately [**] psig, and all High Pressure Receipt Points pressures at approximately [**] psig. Subject to Article 5.1 and Exhibit C of the Agreement, Seller will deliver Gas at the Receipt Points hereunder at a pressure sufficient to enter the Gathering System at each such point and not to exceed the maximum allowable operating pressure of the Gathering System at such point. Notwithstanding the above, in no event shall Seller be required to deliver Gas hereunder at a pressure exceeding [**] psig at the Low Pressure Receipt Points and [**] psig at the High Pressure Receipt Points, and if the average operating pressure of the Gathering System for any month at any Low Pressure Receipt Point exceeds [**] psig or at High Pressure Receipt Point exceeds [**] psig, then those volumes of the affected Committed Gas shall be subject to Seller’s rights under Article 2.3. Additionally, if the average operating pressure of the Gathering System at any Low Pressure Receipt Point exceeds [**] psig or at High Pressure Receipt Point exceeds [**] psig for a period of at least [**] consecutive Days or for [**] Days out of a consecutive [**] Day period, then at Seller’s option and upon written notice to Buyer, Seller shall be granted a permanent release from Dedication to this Agreement of such Receipt Point(s), the affected Interests and all existing and future wells behind such Receipt Point(s), and all of such Committed Gas produced or producible therefrom. For purposes of this Section VI, the Parties acknowledge and agree that any deviation in pressure levels that are of no fault of Seller and that average in excess of the levels prescribed in the foregoing sentence over a measurement day shall be deemed to be a deviation lasting for a period of one (1) Day.

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** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

Section VII.
Taxes

Buyer will be responsible for and will pay all Taxes assessed or levied on the Committed Gas on or after its delivery to or for the account of Buyer at the Receipt Points, and Seller will be responsible for and will pay all Taxes assessed or levied on the Committed Gas prior to its delivery to or for the account of Buyer at the Receipt Points. Buyer and Seller agree that the price and payments tendered hereunder are inclusive of the reimbursement of 100% of all Taxes (including all gross production, severance or any other Taxes required by law, as of the Effective Date, to be paid to any applicable governmental authority, by Seller, with respect to the production of Committed Gas delivered under this Agreement), transportation charges, expenses and costs attributable to the gas prior to its delivery to Buyer at the Receipt Points. Notwithstanding anything herein to the contrary, Seller shall have no responsibility for any income taxes, franchise taxes, ad valorem taxes, and property taxes of Buyer, or other similar taxes, fees, or assessments imposed by any governmental authority with respect to the Gathering System and ownership and operation thereof, the payment of such taxes being the sole responsibility of Buyer.

Section VIII.
Billings and Payments

Section 8.01        Invoices and Payment. On or before the twenty-fifth (25th) Day of each Month, Buyer will render to Seller a statement setting forth (i) the total Mcf and MMBtu of Committed Gas accepted by Buyer at the Receipt Points during the preceding Month, (ii) the amount of Seller’s Fixed FL&U, Shrinkage, Plant Products and Residue Gas allocated to Seller in accordance with Exhibits B and C, (iii) the Gas Purchase Payment amount due Seller (as reduced in accordance with Article 4.2 of this Agreement), and (iv) the amount due to Buyer from Seller for all fees and charges contemplated under this Agreement. Buyer will pay to Seller the net amount due on or before the twenty-fifth (25th) Day of the Month following the Month in which the applicable statement was delivered to Seller. However, if an invoice and payment are due on a Day that is not a Business Day, such invoice and payment will be due on the next Business Day. It is Seller’s responsibility to provide to Buyer any information in Seller’s, or its designee’s, possession that is necessary for Buyer’s calculation or payment of the amounts due hereunder. If such information is not provided to Buyer on or before the tenth Day of the Month in which the statement and payment are due, then the time for payment by Buyer will be extended for a period of time equal to the delay. Late payments shall accrue interest at the Annual Prime Rate plus 2.0% or the maximum allowed by law, whichever is less, exclusive of the date such late payment is made.

Section 8.02        Audit. Each Party will have the right at all reasonable times during the term of this Agreement to audit the records of the other Party to the extent necessary to verify performance under any of the terms and conditions of this Agreement, provided that an adjustment may be made under Section 8.03 of this Exhibit A and to the extent that each Party will protect the confidentiality of such records.

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Section 8.03        Billing Adjustments. Each Party must promptly notify the other Party of any error that is discovered after payment has been made. Within thirty Days of such notice, Seller will refund to Buyer the amount of any error made in its favor, and Buyer will pay to Seller the amount of any error made in its favor, as the case may be; provided, however, that (no retroactive adjustments will be made for any error that is not submitted to the other Party in writing within twenty-four Months from the end of the production month for which the error was made. The provisions of this Section 8.03 will survive the termination of this Agreement.

Section 8.04        Adequate Assurances. When reasonable grounds for insecurity of payment or performance arise with respect to a Party (the “Impaired Party”), including, without limitation, as a result of the occurrence of a material change in the creditworthiness of the Impaired Party or the Impaired Party’s failure to timely pay any amounts due hereunder), the other Party (the “Insecure Party”) may demand adequate assurance of performance, and in the absence of the provision of such assurance from the Impaired Party within two (2) Business Days of request, suspend further performance and/or exercise its rights under Section XII, including the right to terminate this Agreement. Adequate assurance shall mean security in the form, amount and for the term reasonably specified by the Insecure Party, including, but not limited to, a standby irrevocable letter of credit issued by a Qualified Institution, a prepayment or a guarantee by an entity deemed creditworthy at the sole discretion of the Insecure Party, advance cash payment or other satisfactory security reasonably acceptable to the Insecure Party.

Section IX.
Title, Possession and Responsibility

Subject to Seller’s take “in kind” rights pursuant to Article 4.5, title to all Committed Gas (including Plant Products contained in Committed Gas) delivered to Buyer under this Agreement will pass to Buyer at the Receipt Points, and Seller hereby conveys the Gas (and Plant Products in the Gas) to Buyer, free and clear of any adverse claims, liens or encumbrances of any nature. In the event that Seller exercises its take “in kind” rights pursuant to Article 4.5, title to all Committed Gas (including Plant Products contained therein) taken in-kind and allocated to Seller hereunder as Seller’s Residue Gas or Seller’s Plant Products (pursuant to Exhibit B) shall remain in Seller at all times; provided, however, title to Seller’s Fixed FL&U and the portion of such Committed Gas not allocated to Seller as Seller’s Residue Gas or Seller’s Plant Products (pursuant to Exhibit B) shall transfer to Buyer at the Receipt Points.   Except as otherwise provided in this Agreement, as between the Parties, Buyer will be deemed in possession of and solely liable and responsible for Gas after its delivery at the Receipt Points and Seller will be deemed in possession of and solely liable and responsible for said Gas at all times prior to such delivery; provided, however, in the event that Seller exercises its take “in kind” rights pursuant to Article 4.5, Seller will be deemed in possession of and solely liable and responsible for said Gas and Plant Products recovered therefrom at all times after re-delivery by Buyer at the Delivery Points and Plant Product Delivery Points.  Each Party will release, indemnify and defend the other Party, its Affiliates, and their respective subsidiaries, shareholders, members, partners, officers, directors, employees, and agents for and save such indemnified parties harmless from, any and all Claims (including with respect to any lost Gas) incurred by such indemnified parties caused by the Gas (and Plant Products) in the indemnifying Party’s possession except to the extent contributed to by a material breach of this Agreement, or the grossly negligent act or omission of any such indemnified party; provided, however, each Party is responsible for any injury or damage due solely to any defect in any equipment that it furnished or installed, regardless of where it occurs.  If both Parties are at fault, each is liable to the extent of its degree of fault.

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Section X.
Warranty of Title and Indemnity

Seller hereby warrants that it has good, merchantable title to all Committed Gas delivered to Buyer hereunder, and that such Committed Gas is free and clear of all liens, encumbrances and claims whatsoever. Seller agrees to indemnify and defend Buyer and its partners, officers, employees and agents and save it and its partners, officers, employees and agents harmless from all suits, actions, debts, fines, penalties, accounts, damages, costs, losses and expenses (including attorneys’ fees) arising from or out of: (i) any adverse claims of any and all persons or entities to or against such Committed Gas (including Plant Products contained in Committed Gas); (ii) any taxes, fees or charges arising from or out of the receipt and purchase of such Committed Gas (including Plant Products contained in Committed Gas) by Buyer; and (iii) the breach of any representations made in this Agreement by Seller. Buyer may, at any time when in Buyer’s opinion the ownership or title to all or part of said Committed Gas (including Plant Products contained in Committed Gas), or of any lands or leases from which such Committed Gas is produced, may be in a party or parties other than Seller, or upon learning of any regulatory requirement or any other claim, lien, taxes, royalties, fees, expenses or other adverse claims, retain as security for the performance of Seller’s obligations with respect thereto, the entire purchase price of Seller’s Residue Gas and Seller’s Plant Products, without interest, until Buyer has been satisfied to the amount of such ownership interest or the claim has been finally determined and satisfied or until Seller will have furnished bond to Buyer in an amount and with sureties satisfactory to Buyer, conditioned upon the protection of Buyer with respect to such ownership or claims.

In the event that Seller exercises its take “in kind” rights pursuant to Article 4.5, Buyer represents and warrants to Seller that from the time Committed Gas is received at the Receipt Points to the time of re-delivery of such Gas (including Plant Products contained in Gas) shall be free and clear of all liens, encumbrances and claims arising by, through, or from any action or failure to act of Seller. Buyer agrees to indemnify and defend Seller, its Affiliates, and their respective subsidiaries, shareholders, members, partners, officers, directors, employees, and agents and save it and its directors, officers, employees and agents harmless from all Claims to the extent arising from or out of: (i) any adverse claims of any and all persons or entities arising by, through, or from any action or failure to act of Seller to or against such Gas (including Plant Products contained in Gas); (ii) any taxes, fees or charges arising from or out of the receipt of such Gas (including Plant Products contained in Gas) by Buyer pursuant to this Agreement allocated to Buyer hereunder; and (iii) the breach of any representations made in this Agreement by Buyer.

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** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

Section XI.
Force Majeure

Section 11.01    Notice. If either Party is rendered unable, wholly or in part, by an event of Force Majeure to carry out its obligations under this Agreement, except with respect to the obligation to pay amounts owing hereunder, the Party so affected must notify the other Party of the Force Majeure, describing it in reasonable detail. Notice must be given orally as soon as practicable and followed in writing within a reasonable time. The obligations of the Parties, so far as they are affected by such Force Majeure, will be suspended during the continuance of the event of Force Majeure, but for no longer period, and such Force Majeure will be remedied with all reasonable dispatch.

Section 11.02    Definition. “Force Majeure” means occurrences not reasonably within the control of a Party that prevents its performance under this Agreement, and includes, without limitation: acts of God; strikes, lockouts or other industrial disturbances; acts of the public enemy or terrorism, wars, blockades, insurrections, civil disturbances and riots, and epidemics; landslides, lightning, earthquakes, fires, storms, hurricanes and threats of hurricanes, floods and washouts; arrests, orders, requests, directives, restraints and requirements of the government and governmental agencies, either federal, state or local, civil and military; any application of governmental conservation or curtailment rules and regulations; failure of downstream transportation; explosions, breakage or accident to machinery, equipment or lines of pipe; freezing of wells or lines of pipe; premature, partial or entire failure of natural Gas wells, Gas supply or depletion of Gas reserves; and other causes of a similar nature not reasonably within the control of the Party claiming suspension. It is understood and agreed that the settlement of strikes or lockouts will be entirely within the discretion of the Party having the difficulty, and that the requirement of a Party claiming Force Majeure to use reasonable dispatch will not require the settlement of strikes or lockouts by acceding to the demand of opposing party when such course is inadvisable or inappropriate in the discretion of the Party having the difficulty. Force Majeure will also include (a) in those instances where either Party is required to obtain servitudes, right-of-way grants, permits or licenses from any governmental authority, whether federal, state, local, tribal or any other political subdivision to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, at reasonable cost and after the exercise of reasonable diligence, such servitudes, right-of-way grants, permits or licenses; and (b) in those instances where either Party is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental authority, whether federal, state, local, tribal or any other political subdivision to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, at reasonable cost and after the exercise of reasonable diligence, such materials, supplies, permits and permissions.

Section XII.
Remedy for Breach

Section 12.01    Right to Terminate. Unless another remedy is specified in this Agreement in which case that remedy will be a Party’s sole and exclusive remedy, if either Party fails to perform any of its material covenants or obligations in this Agreement or breaches any of its representations or warranties contained in this Agreement, then the other Party may terminate this Agreement by notifying the breaching Party of the default in reasonable detail and its election to terminate the Agreement.

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Section 12.02    Opportunity to Cure. The Party in default will have three (3) Business Days with respect to the failure to post adequate assurances hereunder, five (5) Business Days with respect to a payment default and thirty (30) Days for other defaults, from receipt of such notice to remedy the default and to pay or indemnify the other Party for all loss or damage incurred as a result thereof, and upon failure to do so, this Agreement may be terminated from and after the expiration of such three-Business Day, five-Business Day or thirty-Day period, as applicable. Any such termination will be an additional remedy and will not prejudice the right of the Party not in default to collect any amounts due it hereunder and any damage or loss suffered by it and will not waive any other legal or equitable remedy to which the Party not in default may be entitled for breach of this Agreement.

Section 12.03    Anything to the contrary contained herein notwithstanding, neither Party will be liable or otherwise responsible to the other Party for punitive, special, consequential, or incidental damages or for lost profits which arise out of or relate to this Agreement or the performance or breach thereof except to the extent that a Party is required to indemnify the other Party hereunder; provided, however, the foregoing must not be construed as limiting the obligation of either Party under this Agreement to indemnify the other Party against claims asserted by third parties, including, but not limited to, consequential, incidental, indirect, punitive or exemplary damages.

Section XIII.
Assignment

This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  Either Party may assign its respective rights and obligations in whole or in part under this Agreement; provided, however, (i) this Agreement may not be transferred or assigned by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed, and (ii) such permitted assignee of either Party must expressly assume in writing the obligations arising under this Agreement so assigned. Notwithstanding the foregoing, either Party will have the right to assign this Agreement, in whole or in part, upon notice to, but without the consent of, the other Party (i) to an Affiliate and (ii) to an acquiring party, upon the sale or other disposition of all or substantially all of the assigning Party’s interests in the Gathering System or all or any portion of the Interests dedicated hereunder. From and after any assignment permitted by this Section XIII, the assigning Party shall have no further liability under this Agreement with respect to the interest so assigned except for liabilities accruing before the time of such assignment, provided, however, any assignment to an Affiliate will not relieve the assigning Party of any of its liabilities, obligations, or duties hereunder.

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** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

Section XIV.
Laws and Regulations

Section 14.01    Seller represents and warrants that the Committed Gas sold hereunder to Buyer is deregulated pursuant to the Natural Gas Wellhead Decontrol Act of 1989 and that the sale of Committed Gas to Buyer, and all sales of such Gas prior thereto, are each a “first sale” as such term is defined in Section 2(21) of the Natural Gas Policy Act of 1978.

Section 14.02    Each of Buyer and Seller represent and warrant to the other that the Committed Gas delivered under this Agreement will not have been and will not be sold or resold, transported, commingled, used or consumed in interstate commerce in such a manner that would subject the Committed Gas, this Agreement, either Party, their designees or the facilities of either Party or their designees to jurisdiction and/or regulation under the Natural Gas Act of 1938, as amended. If either Party should breach this warranty, the other Party will have the right, at its option, to terminate this Agreement immediately in addition to any other remedy it may have under the provisions hereof or at law or in equity.

Section 14.03   This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws.

Section 14.04   The Parties hereby waive a trial by jury of any and all issues arising in any action or proceeding between the Parties or their successors or permitted assigns, arising under or related to this Agreement, or any of its provisions.

Section XV.
Confidentiality

Except as provided below, (i) all terms of this Agreement, including but not limited to the price paid for Seller’s Residue Gas, Seller’s Plant Products, the fees charged by Buyer, the identity of any third-party transporting pipelines and the cost of such transportation, and the quantities of Committed Gas purchased or sold must be kept confidential by the Parties and may not be disclosed to third parties and (ii) all information relating to Seller’s exploration, production, operations, and related activities, plans and projections that may be disclosed to Buyer in connection with the activities and transactions contemplated by this Agreement must be kept confidential by Buyer and may not be disclosed by Buyer to third parties. To the extent information must be disclosed to a third party for the purpose of (i) transporting Seller’s Residue Gas or Seller’s Plant Products purchased under this Agreement, (ii) to a royalty owner, preferential right holder or working interest owner to fulfill a written obligation, (iii) to a Party’s financial advisors, consultants, attorneys, banks, institutional investors, equity providers or financing sources or potential equity providers or financing sources, or prospective purchasers, (iv) to comply with contractual obligations, or (v) as may be required by law, regulation, securities and stock exchange rules, or order of any governmental authority of competent jurisdiction , such information may be disclosed without violating this Section XV; provided that, the Party disclosing the information only discloses the information that is required to be disclosed pursuant to the advice of outside legal counsel, and, in the case of (i) – (iv) of this Section XV, such Party advises such third parties receiving the information of the confidentiality obligations hereunder and such parties agree to keep such information confidential.

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Section XVI.
Miscellaneous

Section 16.01    Entire Agreement. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and there are no agreements, modifications, conditions or understanding, written or oral, expressed or implied, pertaining to the subject matter hereof which are not contained herein.

Section 16.02    Royalty Payments. Buyer and Seller hereby agree that, as between Seller and Buyer, Seller is responsible for the payment of any and all proceeds (including all royalty, overriding royalty and production rights) derived from the sale of Gas to the any and all parties and/or persons legally entitled thereto.

Section 16.03    Counterpart. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

Section 16.04    Modification. Modifications of this Agreement will be or become effective only upon the due and mutual execution of appropriate supplemental agreements or amendments hereto by duly authorized representatives of the respective Parties.

Section 16.05    Easements and Rights-of-Way. Seller agrees to grant to Buyer, upon Buyer’s written request, without warranty of title, either express or implied, a license and right-of-use, insofar as Seller has the contractual right to grant such license and right-of-use, to any Interests of Seller for the construction of pipelines and/or facilities necessary for the performance of this Agreement; provided, however, Seller shall have no obligation under this Section 16.05 if doing so would violate any existing obligations of the Interests owned by the Seller or require Seller to incur material expenses.

Section 16.06    Waiver. No waiver by either Party of any one or more defaults by the other in the performance of any of the provisions of this Agreement will operate or be construed as a waiver of any future default or defaults whether of a like or different character.

Section 16.07    No Other Beneficiaries. The provisions of this Agreement will not impart rights enforceable by any person, firm, or organization not a Party or not a successor or assignee of a Party to this Agreement.

Section 16.08    Planning Meetings. In order to facilitate the performance of each Party under this Agreement and to allow for the planning of expansions and modifications to the Gathering System and Receipt Points, the Parties agree that they will meet in person (unless mutually agreed otherwise) on a quarterly basis to exchange information and develop plans for the delivery and receipt of Seller’s Gas hereunder. Each Party will ensure the attendance of personnel with appropriate technical capabilities and expertise to address the subjects to be covered at the meetings. The meeting topics shall be developed by the participants for each meeting, but shall contemplate at least the following: Seller’s good faith volume forecasts by Receipt Point, nominations by Receipt Point, anticipated quality by Receipt Point, Seller’s drilling plans, planned outages, system constraints, Gathering System expansions and expected Gathering System capacity related thereto, any operational issues on the Gathering System, historic throughput volumes of Gathering System by level of service and priority classification, Buyer's good faith forecasts of throughput volumes of Gathering System by level of service and priority, Buyer's Gathering System capacity and good faith forecasts of projected Gathering System capacity and any other issues necessary to support Seller’s delivery and Buyer’s receipt or ability to receive all of Seller’s Gas from the Receipt Points. Seller and Buyer acknowledge and agree that the information provided by the Parties pursuant to this Section 16.08 with respect to any plans, forecasts, projections or other forward-looking statements is only an estimate, and disclosing Party shall have no liability to receiving Party for any differences between the estimates provided by disclosing Party in good faith and the actual results. In addition, Seller and Buyer acknowledge and agree that the information provided by the Parties under this Section 16.08 is subject to confidentiality per Section XV of the Agreement.

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Section 16.09    Severability. If a court determines that any part or provision of this Agreement is illegal or unenforceable, then the court must delete that provision and enforce the remaining provisions.

Section 16.10    Maximum Volumes. In no event will the volumes of Committed Gas that Seller is obligated to sell and deliver to Buyer or that Buyer is obligated to purchase and receive from Seller under the terms of this Agreement ever exceed the volumes of Gas that can be legally produced or purchased under the applicable rules and regulations of the Railroad Commission of Texas.

Section 16.11    Reservations by Seller. Seller reserves the following rights from its Dedication of the Committed Gas hereunder:

(a)                The right to use, but not to sell to others, sufficient Committed Gas for Seller’s requirements in the development and operation of Seller’s leases including, but not limited to, use of Committed Gas for drilling, and workover operations and gas lift purposes, cycling, re-pressuring and/or pressure maintenance, and well production enhancement;

(b)               The right to pool and unitize the Interests in the Dedicated Acreage with other lands, leases and properties of Seller or others located in the fields in which the Dedicated Acreage is located; provided, however, the exercise of this right by Seller may not diminish Buyer’s right or increase its obligations with respect to the Committed Gas produced from the Interests subject to this Agreement;

(c)                The right to operate the Interests and wells subject to this Agreement in a manner as Seller deems advisable in its sole discretion, including the right to drill new wells, to repair or rework old wells, to renew in whole or in part any of the Interests covered by this Agreement and to abandon any well or surrender, release or terminate in whole or in part any of the Interests or cease production from any well not deemed by Seller to be capable under normal methods of operation of producing in commercial quantities;

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(d)               The right to deliver or furnish to Seller’s lessors and holders of other existing burdens on production such Gas as is required to satisfy the terms of the applicable Interests or other applicable instruments;

(e)               The right to temporarily use facilities of third parties to gather Committed Gas from a well prior to the time that the Gathering System facilities required to gather such Committed Gas have been completed or during periods of temporary release;

(f)                The right to retain all oil, condensate and other liquid hydrocarbons separated from Committed Gas prior to delivery to Buyer hereunder by conventional mechanical field separators;

(g)               The right to construct, install, maintain, own and operate any treating, dehydration and/or conditioning facilities upstream of the Gathering System as reasonably necessary to (i) comply with any environmental, legal, or Interest requirements, or (ii) meet the quality specifications of the Gathering System and/or the quality specifications of any Buyer’s downstream transporters;

(h)               The right to retain Gas that any of Seller’s non-operators elect to separately take and market; and

(i)                 The right to retain any and all Gas that is not Committed Gas dedicated and committed to this Agreement.

END OF EXHIBIT A

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EXHIBIT B

to

GAS GATHERING, PROCESSING AND PURCHASE AGREEMENT

dated as of August __, 2017

between

LUCID ENERGY DELAWARE, LLC

(Buyer)

and

LILIS ENERGY, INC.

(Seller)

PRICE OF GAS; ALLOCATION METHODOLOGIES

1.	Residue Gas Purchase Price. The purchase price for Seller’s Residue Gas will be a price per MMBtu equal to [**]% of the Weighted Average Sales Price. The price stated above will be reduced by Seller’s pro-rata share of any transportation fees, retention of fuel or other fees incurred by Buyer under arms-length transactions with unaffiliated third parties to deliver Seller’s Residue Gas to its ultimate sales point.

2.	Plant Allocation Methodology. Buyer will process or have processed Seller’s Gas according to the following methodology.

(a)	Definitions. When used in this Exhibit B, the following terms have the following meanings:

(i)	“Plant Fuel” means the quantity of Gas or other hydrocarbons used or consumed as fuel, or flared, lost, unaccounted for or otherwise used or consumed in the operation of the Processing Plant.

(ii)	“Plant Products” means the mixture of ethane, propane, isobutane, normal butane, natural gasoline, and other substances (whether or not hydrocarbons), if any, that are extracted at the processing plant.

(iii)	“Residue Gas” means the volume and associated MMBtu of Gas remaining after deductions for Plant Fuel, Field Fuel, and the thermal content of Shrinkage attributable to Plant Products.

(iv)	“Shrinkage” means the MMBtus attributable to the extraction of Plant Products in the processing of Gas.

(b)	Seller’s Residue Gas. Seller’s Residue Gas will be determined each Month by the following equation:

[**]

where:

[**] = [**]

[**] = [**]

[**] = [**]

[**] = [**]

[**] = [**]

* [**]

B-1

** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

(c)	Seller’s Plant Products. The gallons of each component of Plant Products to be allocated each Month to Seller will be designated as “Y” and determined by the following equation:

[**]

where:

[**] = [**]

[**] = [**]

[**] = [**]

[**] = [**]

[**] = [**]

* [**]

If Buyer is operating its plants in recovery mode the following recovery percentage for the applicable component of Plant Product, will be applied to the equation above:

Ethane (C2)	[**]%
Propane (C3)	[**]%
Isobutane (iC4)	[**]%
Normal Butane (nC4)	[**]%
Pentanes & Heavier (C5+)	[**]%

Notwithstanding the foregoing, if Buyer is operating its plants in ethane rejection mode then the following recovery percentage for the applicable component of Plant Product, will be applied to the equation above:

Ethane (C2)	[**]%
Propane (C3)	[**]%
Isobutane (iC4)	[**]%
Normal Butane (nC4)	[**]%
Pentanes & Heavier (C5+)	[**]%

B-2

** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

(d)	Allocation of Shrinkage. The quantity of Shrinkage to be allocated each Month to Seller will be determined by converting the amount of each individual component of Seller's Plant Products allocated to Seller’s Gas in (d) above to its respective gaseous equivalent quantity in MMBtu by using the conversion factors published in the Gas Processor's Association (GPA) Publication 2145-09, fuel as ideal gas, or any subsequent revision thereof in effect at the time such calculation is performed, and adjusted to a pressure base of 14.65 psia and a temperature of 60° Fahrenheit. The hexanes plus factor will be calculated from quarterly fractional analyses of the hexanes and heavier hydrocarbons contained in a typical natural gasoline sample obtained at the plants.

(f)	Plant Product Purchase Price. The purchase price for Seller’s Plant Products will be equal to [**]% of the Monthly average of the weighted actual sales price for each component product sold from the Processing Plants. The actual sales price shall be reduced by [**], all under arms-length transactions to unaffiliated third parties.

END OF EXHIBIT B

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** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

EXHIBIT C

to

GAS GATHERING, PROCESSING AND PURCHASE AGREEMENT

dated as of August __, 2017

between

LUCID ENERGY DELAWARE, LLC

(Buyer)

and

LILIS ENERGY, INC.

(Seller)

SERVICE FEES

1.	Gathering Fee. Seller will pay Buyer a gathering fee equal to $[**] per MMBtu at the Receipt Points (“Gathering Fee”).

2.	Processing Fee. Seller will pay Buyer a processing fee equal to $[**] per MMBtu at the Receipt Points (“Processing Fee”).

3.	Inlet Compression Fee. Seller will pay Buyer an inlet compression fee equal to $[**] per Mcf at the Low Pressure Receipt Points per stage of compression (“Inlet Compression Fee”).

4.	CO2 Treating Fee. If Seller’s gas exceeds the CO2 quality specification set forth in Section V of Exhibit A Seller will pay Buyer a CO2 Treating Fee per Receipt Point Mcf. The CO2 Treating Fee shall equal $[**] per Receipt Point Mcf for each [**] ([**]) mole % of CO2 that such Gas exceeds the CO2 specification; provided, however, the CO2 Treating Fee Seller will pay Buyer in this Section 3 will not be less than $[**] per Receipt Point Mcf and no greater than $[**] per Receipt Point Mcf. For example, if Seller’s CO2 Mole % at the Receipt Point was [**]% and the CO2 specification was [**] mole %, the Committed Gas would exceed the specification by [**]% and the fee would be $[**] per Receipt Point Mcf.

5.	H2S Treating Fee. If Seller’s gas exceeds the H2S quality specification set forth in Section V of Exhibit A Seller will pay Buyer an H2S Treating Fee per Receipt Point Mcf. The H2S Treating Fee shall be based upon the applicable Receipt Point H2S content from the following table:

Receipt Point H2S Content       $ Fee per Mcf at the Receipt Point

[**]

6.	Nitrogen Fee. If Seller’s gas exceeds the nitrogen quality specification set forth in Section V of Exhibit A for a Receipt Point, Seller will pay Buyer a Nitrogen Fee equal to $[**] per Mcf at such Receipt Point.

7.	Minimum Volume Deficit Payment. If Seller has made the election in Section 2.06 and Seller fails to deliver the quantity in Section 2.06(i), Seller will pay Buyer a Minimum Volume Deficit Payment equal to $[**] times the difference between the Base Quantity and the average daily quantity of Committed Gas received at the Receipt Point.

END OF EXHIBIT C

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** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

EXHIBIT D

to

GAS GATHERING, PROCESSING AND PURCHASE AGREEMENT

dated as of August __, 2017

between

LUCID ENERGY DELAWARE, LLC

(Buyer)

and

LILIS ENERGY, INC.

(Seller)

LOW PRESSURE RECEIPT POINTS

Meter Number	Points of Delivery Name	County, State	Lat/Long
TBD	Crittendon Field Station LP	Winkler, Texas	TBD

HIGH PRESSURE RECEIPT POINTS

Meter Number	Points of Delivery Name	County, State	Lat/Long
TBD	Wild Hog	Lea, New Mexico	TBD
TBD	Prize Hog	Lea, New Mexico	TBD
TBD	Crittendon North	Winkler, Texas	TBD
TBD	Crittendon Field Station HP	Winkler, Texas	TBD

DELIVERY POINTS

Meter Number	Points of Delivery Name	County, State	Lat/Long
37914	El Paso/Kinder Morgan	Lea, New Mexico	32.2888°/-103.6478°
95720	Transwestern	Lea, New Mexico	32.2111°/-103.5948°

PLANT PRODUCTS DELIVERY POINTS

Meter Number	Points of Delivery Name	County, State	Lat/Long
TBD	Red Hills Tailgate with redelivery to ONEOK West Texas	Lea, New Mexico	TBD
TBD	Enterprise Pipeline	Lea, New Mexico	TBD
TBD	DCP Sand Hills	Lea, New Mexico	TBD

** Exhibit D will be amended to add meter numbers and locations of facilities if/when Buyer establishes such Plant Products Delivery Points.

END OF EXHIBIT D

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** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

EXHIBIT E

to

GAS GATHERING, PROCESSING AND PURCHASE AGREEMENT

dated as of August ___, 2017

between

LUCID ENERGY DELAWARE, LLC

(Buyer)

and

LILIS ENERGY, INC.

(Seller)

INTERESTS IN THE DEDICATED ACREAGE

State	County	Description
New Mexico	Lea	Section 21, Township 26 S, Range 35 E
New Mexico	Lea	Section 19, Township 26 S, Range 36 E
New Mexico	Lea	Section 20, Township 26 S, Range 36 E
Texas	Loving	Block C24, Section 4, PSL, Cowden C C, A-1401
Texas	Winkler	Block C24, Section 4, PSL, Cowden C C, A-1397
Texas	Winkler	Block C23, Section 21, PSL, Cowden C C & L, A-1391
Texas	Winkler	Block C24, Section 2, PSL, Cowden C C, A-1396
Texas	Winkler	Block C23, Section 25, PSL, Cowden C C, A-1394
Texas	Winkler	Block C23, Section 22, PSL, Cowden C C, A-1414
Texas	Winkler	Block C24, Section 1, PSL, Cowden C C, A-1395
Texas	Winkler	Block C23, Section 24, PSL, Cowden C C, A-1393
Texas	Winkler	Block C23, Section 23, PSL, Cowden C C, A-1392
Texas	Winkler	Block C23, Section 16, PSL, Beckham W L, A-1324
Texas	Winkler	Block C23, Section 15, PSL, Beckham W L, A-1323
Texas	Winkler	Block 75, Section 1, PSL, Cowden C C, A-1381
Texas	Winkler	Block 74, Section 9, PSL, Cowden C C, A-1377
Texas	Winkler	Block 74, Section 7, PSL, Desmond J L, A-714
Texas	Winkler	Block 74, Section 6, PSL, Moreland R E, A-521
Texas	Winkler	Block 74, Section 5, PSL, Moreland R E, A-614
Texas	Winkler	Block 74, Section 5, PSL, Moreland R E, A-613

E-1

** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

DEDICATED ACREAGE MAP

26S 35E 21
26S 35E 22
26S 35E 23
26S 35E 24
26S 36E 19
26S 36E 20
26S 36E 21
26S 36E 22
26S 36E 23
26S 36E 24
26S 35E 28
26S 35E 27
26S 35E 26
26S 35E 25
26S 36E 30
26S 36E 29
26S 36E 28
26S 36E 27
26S 36E 25
26S 35E 33
26S 35E 34
26S 35E 35
26S 35E 36
26S 36E 31
26S 36E 32
26S 36E 33
26S 36E 34
26S 36E 35
26S 36E 36
C24 5
C24 14
C24 15
C24 4
C24 6
C24 13
C24 16
C24 3
C24 7
C24 12
C24 17
C24 2
C24 8
C24 11
C24 18
C24 1
C24 9
C24 10
C24 19
C24 20
C23 19
C23 20
C23 27
C23 7
C23 12
C23 13
C23 18
C23 21
C23 8
C23 11
C23 26
C23 14
C23 17
C23 9
C23 22
C23 10
C23 25
C23 15
C23 16
C23 23
C23 24
74 5
74 6
74 7
74 8
74 9
74 14
74 13
74 12
74 11
74 23
75 1
75 2
75

CONFLICTING DEDICATION

The Parties acknowledge and agree that the Interests are, as of the Effective Date, subject to prior written dedications and commitments for gathering, processing and purchase of Gas pursuant to the certain agreements provided below and that Seller shall be entitled to comply with such prior written dedications or commitments in accordance with the provisions of this Agreement.

1)	Gas Gathering Agreement dated July 2, 2012 by and between Regency Field Services LLC (predecessor-in-interest to ETC Field Services LLC) and Permian Atlantis LLC (predecessor-in-interest to Lilis Energy, Inc.) with an expiration date of February 1, 2018.

2)	Gas Gathering Agreement dated August 1, 2008 by and between Regency Field Services LLC (predecessor-in-interest to ETC Field Services LLC) and Lakehills Production, Inc. (predecessor-in-interest to Lilis Energy, Inc.) with an expiration date of February 1, 2018.

3)	Gas Gathering Agreement effective July 1, 2012 by and between Anadarko Gathering Company LLC and SWEPI LP (predecessor-in-interest to Lilis Energy, Inc.) with an expiration date of December 31, 2017.

END OF EXHIBIT E

E-2

** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

EXHIBIT F

to

GAS GATHERING, PROCESSING AND PURCHASE AGREEMENT

dated as of August __, 2017

between

LUCID ENERGY DELAWARE, LLC

(Buyer)

and

LILIS ENERGY, INC.

(Seller)

THE STATE OF NEW MEXICO/TEXAS	§
§
THE COUNTY OF _____________	§

Lucid Energy Delaware, LLC (“Buyer”) and Lilis Energy, Inc. (“Seller”) are parties to that certain Gas Gathering, Processing and Purchase Agreement (the “Agreement”) dated effective August ___, 2017 (“Effective Date”).

Pursuant to the Agreement, Seller dedicated to Buyer, as a covenant running with the interests owned by Seller, certain owned or controlled gas produced from wells operated by Seller or its Affiliates within the dedicated area described in the attached Schedule A for a period of ten (10) years from the Effective Date of the Agreement, and then year to year thereafter until terminated pursuant to the terms of the Agreement.

Buyer and Seller desire to enter into, and record in the applicable county land records, this memorandum in order to place all third parties on notice of the Agreement and the interests of Seller dedicated thereunder.

The terms and conditions referenced in this Memorandum are more particularly described in the Agreement, and are incorporated herein by reference. The Parties have agreed that this memorandum is executed solely for the purpose of giving notice and shall not amend or modify the Agreement in any way. In the event of a conflict between this Memorandum of Agreement and the Agreement, the Agreement shall govern.

This memorandum may be executed in any number of counterparts, all of which will be considered together as one instrument.

[Remainder of page left intentionally blank.]

F-1

** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

SELLER:

LILIS ENERGY, INC.

By:

Name:

Title:

STATE OF _________	)
) ss:
COUNTY OF _______	)

The foregoing instrument was acknowledged before me this _____ day of _______________, 2017, by ________________________________________________, as _______________________________________________________ of LILIS ENERGY, INC., for and on behalf of such corporation.

Notary Public
My commission expires: ________________________
Commission # ________________________________

F-2

** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

BUYER:

LUCID ENERGY DELAWARE, LLC

By:

Name:

Title:

STATE OF TEXAS	)
) ss:
COUNTY OF DALLAS	)

This instrument was signed and acknowledged before me on this _____ day of _______________, 2017, by _________________________________, as __________________________________________ of LUCID ENERGY DELAWARE, LLC, for and on behalf of such limited liability company.

Notary Public
My commission expires: ________________________
Commission # ________________________________

F-3

** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

SCHEDULE A

to

MEMORANDUM OF AGREEMENT

DEDICATED AREA

26S 35E 21
26S 35E 22
26S 35E 23
26S 35E 24
26S 36E 19
26S 36E 20
26S 36E 21
26S 36E 22
26S 36E 23
26S 36E 24
26S 35E 28
26S 35E 27
26S 35E 26
26S 35E 25
26S 36E 30
26S 36E 29
26S 36E 28
26S 36E 27
26S 36E 25
26S 35E 33
26S 35E 34
26S 35E 35
26S 35E 36
26S 36E 31
26S 36E 32
26S 36E 33
26S 36E 34
26S 36E 35
26S 36E 36
C24 5
C24 14
C24 15
C24 6
C24 4
C23 27
C23 20
C23 19
C23 13
C23 12
C23 7
C23 21
C23 18
C23 8
C24 16
C24 13
C23 26
C23 11
C23 14
C24 3
C24 7
C23 17
C23 22
C23 9
C24 12
C23 25
C23 10
C24 17
C24 2
C23 15
C23 16
C24 8
C23 23
C24 11
C23 24
74 5
74 6
C24 18
C24 1
74 7
C24 9
74 8
C24 10
74 14
C24 19
74 9
74 13
75 1
C24 20
74 12
75 2
74 23
75
74 11

END OF SCHEDULE A

F-4

** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

EXHIBIT G

to

GAS GATHERING, PROCESSING AND PURCHASE AGREEMENT

dated as of August ___, 2017

between

LUCID ENERGY DELAWARE, LLC

(Buyer)

and

LILIS ENERGY, INC.

(Seller)

TAKE-IN KIND TERMS

For any calendar [**] during which Seller elects under Article 4.5 of the Agreement to take its Residue Gas and/or Plant Products in-kind, the following terms (“Take In-Kind Terms”) will apply:

I.                    Nominations. Buyer and Seller agree that scheduling and commencement of service shall be consistent with the down-stream receiving pipeline or transporter nomination requirements. Whenever Seller’s Residue Gas or Plant Products are to be scheduled or nominated hereunder, each Party shall provide to the other Party all information required for such nominations and confirmations with upstream and downstream pipelines or transporters.

(a)               Receipt Point Nominations. Seller will not be required to provide Buyer with nominations of the Gas at the Receipt Point(s), however, Seller will provide volume forecast information, as updates are available, or upon request by Buyer, for Buyer’s general capacity planning purposes by Receipt Point.

(b)               Operational Information. Buyer will use reasonable efforts to provide daily information related to Receipt Point volume, Gathering System performance including, but not limited to, estimated Field Fuel, Plant Fuel, Shrinkage, Plant Product composition and historical volume information in order to assist with Seller’s nominations below. Seller will use reasonable efforts to make nomination changes as necessary, based on the information provide by Buyer, at the Delivery Points to minimize imbalances.

(c)                Delivery Point Nominations.

i.            Seller will make all necessary arrangements with pipelines or other third parties downstream of the Delivery Points and Plant Products Delivery Points in order to help manage Buyer’s delivery of Seller’s Residue Gas and Seller’s Plant Products. Those arrangements must be coordinated with Buyer, and Buyer will coordinate such arrangements with Seller and such downstream pipelines or other third parties.

ii.            Residue Gas. No later than 12:00 PM on the fifth Business Day prior to the beginning of each Month, but no later than one (1) Business Day prior to the nomination deadline each Month for the applicable downstream pipeline(s) receiving Residue Gas at the Delivery Points, Seller will notify Buyer of the estimated quantity of Seller’s Residue Gas per Day for each Delivery Point, and any other information relevant to Buyer’s operation of the Gathering System, provided that nominations at the Delivery Points are subject to confirmation by the downstream pipeline at the Delivery Points. Buyer reserves the right, from time to time, to revise its nomination procedures, subject to Seller’s consent which shall not be unreasonably withheld. At any time, Seller may adjust its nomination prospectively for the remainder of such Month by providing Buyer notice prior to the nomination deadline of the applicable pipeline at the Delivery Points for making such changes.

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** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

iii.            Plant Products. No later than 12:00 PM on the fifth (5th) Business Day prior to the beginning of each Month, but no later than one (1) Business Day prior to the nomination deadline each Month for the applicable downstream pipelines receiving Plant Products at the Plant Products Delivery Points, Seller will notify Buyer of the estimated volumes of Seller’s Plant Products per day (and the composition of such Plant Products) for each Plant Products Delivery Point, and any other information relevant to Buyer’s operation of the Gathering System, provided that nominations at the Plant Products Delivery Points are subject to confirmation by the downstream pipeline at the Plant Products Delivery Points. Buyer reserves the right, from time to time, to revise its nomination procedures, subject to Seller’s consent which shall not be unreasonably withheld. At any time, Seller may adjust its nomination prospectively for the remainder of such Month by providing Buyer notice and prior to the nomination deadline of the applicable pipeline at the Plant Products Delivery Point for making such changes.

(d)               Buyer and Seller will immediately inform each other of any discovered unanticipated changes in deliveries at either the Receipt Point(s), Delivery Point(s), or Plant Products Delivery Point(s). Nominations may be made by telephone, but will be confirmed in writing by e-mail, facsimile or other electronic means to Buyer's Gas Control Department.

II.                 Balancing. Subject to all of the provisions of the Agreement, Buyer will accept at the Receipt Point a Daily quantity of Gas at the Receipt Points and redeliver Seller’s Residue Gas and Seller’s Plant Products allocated to such Gas at the Delivery Points and Plant Products Delivery Point, respectively. All quantities received in accordance with the Agreement at the Receipt Points and all deliveries of Seller’s Residue Gas in accordance with this Agreement at the Delivery Point will be balanced on a Btu basis, and all such quantities referred to in the Agreement will be adjusted for the Gross Heating Value thereof. Buyer will use its best efforts to enter into, and maintain in good standing, operational balancing agreements with the downstream receiving pipelines at each of the Delivery Points and Plant Products Delivery Points. When operational balancing agreements are effective between Buyer and an applicable downstream pipeline (and the applicable downstream pipeline keeps Seller whole on its nominations each Month) and an imbalance is caused solely by Seller and Buyer incurs a cash out, penalty or settlement due to said imbalance, then Seller will reimburse Buyer for such cash out, penalty or settlement incurred by Buyer pursuant to the terms of the applicable operational balancing agreement, to the extent such cash out, penalty or settlement is caused by Seller. Buyer shall provide an invoice to Seller for same, along with reasonable documentation evidencing same, and Seller will reimburse Buyer for same in accordance with the payment terms set forth in Section 8.01 of the Agreement.

G-2

** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 80(b)(4) and 240.24b-2

III.              Cash Outs. Because of dispatching and other causes outside of Buyer’s reasonable control, imbalances may occur between the total heating value of the Residue Gas delivered to downstream pipelines at the Delivery Points for Seller’s account and the allocated quantity of Residue Gas attributable to Seller’s Gas. Similarly, imbalances may occur between the allocated volumes of Seller’s Plant Products that are delivered to downstream pipelines at the Plant Products Delivery Points for Seller’s account and the allocated Plant Products attributable to Seller’s Gas. For imbalance events at Delivery Points or Plant Products Delivery Points where Buyer does not have an operational balancing agreement in place, the Parties agree to settle cash outs and pay applicable penalties for imbalance positions according to the respective cash out and penalty policies of such downstream pipeline and the Party causing the imbalance shall be assessed said penalty or cash out, and reimburse same to the other Party if the other Party is required to pay same to the pipeline company. The Party to whom payment is owed hereunder shall provide an invoice to the other Party for same, along with reasonable documentation evidencing same, and the other Party will reimburse the invoicing Party for same in accordance with the payment terms set forth in Section 8.01 of the Agreement. Upon the expiration of the term of the Agreement, the termination or cancellation of the Agreement, or Seller’s assignment of all of its right, title, and interest in the Agreement, the Parties agree to settle any remaining imbalance through a final cash out settlement, and such imbalance settlement obligation shall survive any expiration, termination or cancellation of the Agreement. The price for final cash out settlement of Seller’s Residue Gas and Seller’s Plant Products will be as follows:

(a)       Residue Gas. The arithmetic average of the daily average prices as published in Platts Gas Daily, Daily Price Survey ($/MMBtu) for “Waha” under the West Texas – Permian Basin Area heading for the last Month Seller’s Residue Gas was delivered to the Delivery Points less $[**].

(b)       Plant Products. The OPIS average Monthly prices, using purity ethane, NON-TET propane, normal butane, iso-butane and natural gasoline, as applicable, less Seller’s T&F Fees. “Seller’s T&F Fees” shall be the weighted average price paid by Seller over the previous three (3) month period for transportation and fractionation of Seller’s Plant Products between the Plant Products Delivery Points and a designated Mont Belvieu fractionation facility.

IV.              Curtailment. Buyer will use reasonable efforts to provide timely notification to Seller by telephone, with subsequent e-mail notification, of the potential size and duration of any unscheduled capacity disruption. If Seller does not adjust its nomination within four (4) hours after receiving notification from Buyer, then Buyer may adjust Seller’s nomination and/or not confirm the nominations requested by Seller in the next nomination cycle. If Seller does not adjust its nomination as reasonably requested by Buyer, and such failure to adjust nominations could materially impact operations on the Gathering System, Buyer may curtail or shut in Gas for a reasonable period of time.

END OF EXHIBIT G

G-3